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                                                                   EXHIBIT 10.12

                                 LEASE AGREEMENT

                                     BETWEEN

                   CONNECTICUT GENERAL LIFE INSURANCE COMPANY

                                   (LANDLORD)

                                      -AND-

                           AMERICAN PHARMED LABS, INC.

                                    (TENANT)

                              DATED: JULY 31, 1997

                           PREMISES: 270 SYLVAN AVENUE
                                    ENGLEWOOD CLIFFS, NEW JERSEY

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                                      LEASE

      THIS LEASE, made as of the 31st day of July, 1997 by and between CONNECTICUT GENERAL LIFE INSURANCE COMPANY, whose address is 900 Cottage Grove Road, Hartford, Connecticut 06152 ("Landlord") and AMERICAN PHARMED LABS, INC., whose address is 21 Henderson Drive, West Caldwell, New Jersey 07006 ("Tenant").

                             ARTICLE 1. DEFINITIONS

      For all purposes of this Lease, the following terms shall have the meanings herein specified:

      101. "Additional Rent" shall mean all amounts payable by Tenant under this Lease, other than the payment of Minimum Annual Rent, including those items set forth in Section 502 of this Lease.

      102. "Base Year" shall mean the calendar year 1998.

      103. "Brokers" shall mean Landlord's Broker and Tenant's Broker.

      104. "Building" shall mean the office building known as the Office Center at Englewood Cliffs constructed on the Land at 270 Sylvan Avenue, Englewood Cliffs, New Jersey.

      105. "Building Holidays" shall mean New Year's Day, Washington's Birthday, Memorial Day, Independence Day, Labor Day, Columbus Day, Veteran's Day, Thanksgiving Day and Christmas Day, as each of said holidays are celebrated in the State of New Jersey. In addition to the above denominated days, holidays shall also include days prior or subsequent to the enumerated holidays such as the Friday after Thanksgiving; Friday, when Christmas falls on a Thursday; etc. In addition, if any holiday falls on a weekend and is celebrated by the State of New Jersey or Federal Government on a weekday, such weekday shall also be deemed a holiday hereunder.

      106. "Business Hours" shall mean 8:00 a.m. to 6:00 p.m. on Mondays through Fridays, excluding Building Holidays.

      107. "Commencement Date" shall mean September 1, 1997 with respect to the First Phase Space (the "First Commencement Date") and December 1, 1997 with respect to the Second Phase Space (the "Second Commencement Date").

      108. "Common Area" or "Common Areas" shall mean the Interior Common Areas and the Exterior Common Areas.

      109. "Demised Premises" shall mean that portion of the first (1st) floor of the Building, consisting of approximately 9,605 gross rentable square feet of office space, as shown on the floor plan of the Building annexed hereto as Exhibit "A" and made a part hereof. The Demised Premises is comprised a portion of the first floor consisting of

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approximately 6,537 gross rentable square feet (the "First Phase Space") and a contiguous portion of the first floor consisting of approximately 3,068 gross rentable square feet (the "Second Phase Space").

      110. "Excusable Delay" shall mean a delay caused by governmental action, or lack thereof, shortages or unavailability of materials and/or supplies, labor disputes, strikes, slow downs, job actions, picketing, secondary boycotts, fire or other casualty, delays in transportation, acts of God, requests of any governmental agencies or authorities, acts of declared or undeclared war, public disorder, riot or civil commotion, or by anything else beyond the reasonable control of Landlord.

      111. "Exterior Common Area" or "Exterior Common Areas" shall mean all areas, structures, parking areas, access driveways, roadways, sidewalks, plazas, landscaped areas, traffic lights, storm drainage facilities, sanitary sewer, domestic and fire water systems, fire protection installations, electric power and telephone cables and lines and other utility connections, facilities and other improvements (above and below ground) which now exist or hereafter are constructed on the Property for use in common by Landlord, Tenant and other tenants located in the Building.

      112. "Hazardous Substances" shall mean any "hazardous chemical," "hazardous substance" or similar term as defined in the Comprehensive Environmental Responsibility Compensation and Liability Act, as amended (42 U.S.C. 9601, et. seq.), the New Jersey Industrial Site Recovery Act, as amended (N.J.S.A. 13:1K-6 et seq.), the New Jersey Spill Compensation and Control Act, as amended (N.J.S.A. 58:10-23.1 et seq.), any rules or regulations promulgated thereunder, or in any other present or future applicable Federal, State or local law, rule or regulation dealing with environmental protection.

      113. "Interior Common Area" or "Interior Common Areas" shall mean those areas devoted to corridors, elevator foyers, rest rooms, mechanical rooms, janitorial closets, electrical and telephone closets, vending areas, and lobby areas (whether at ground level or otherwise), and other similar facilities provided for the common use or benefit of tenants generally and/or the public.

      114. "Land" shall mean the real property, together with all easements and appurtenances thereto, located at 270 Sylvan Avenue, Englewood Cliffs, New Jersey.

      115. "Landlord's Broker" shall mean Alexander Summer, L.L.C.

      116. "Lease" or "this Lease" consists of this Agreement of Lease and Exhibits "A" through "F" attached hereto and made a part hereof.

      117. "Lease Year" shall mean each calendar year subsequent to 1997.

      118. "Minimum Annual Rent" shall mean the fixed rental payable pursuant to
Section 501 of this Lease.

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      119. "Operating Expenses" shall have the meaning given such term in
Section 502 of this Lease.

      120. "Permitted Signage" shall mean interior and exterior signage for the Demised Premises as more particularly described in Exhibit "B".

      121. "Property" shall mean collectively the Land, the Building, the Common Areas and all other improvements now or hereafter located thereon.

      122. "Rent" shall mean Minimum Annual Rent and Additional Rent.

      123. "Security" shall mean the amount to be deposited with Landlord by Tenant pursuant to Section 4001 of this Lease.

      124. "Tenant's Broker" shall mean Sylvan Lawrence Company, Inc.

      125. "Tenant's Percentage" shall mean 7.91%. In the event the office complex shall be increased by an addition or additions to the Building, or if separate buildings containing rentable space are constructed as part of the office complex, Tenant's Percentage shall be revised accordingly.

      126. "Term", sometimes also referred to as the "Lease Term", shall mean the time period commencing on the Commencement Date and terminating on the Termination Date.

      127. "Termination Date" shall mean September 30, 2005.

                           ARTICLE 2. DEMISED PREMISES

      201. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, for the Term and upon the terms, conditions, covenants and agreements herein provided, the Demised Premises to be used exclusively by Tenant solely for those uses permitted under Article 3 hereof.

                                 ARTICLE 3. USE

      301. Tenant shall use and occupy the Demised Premises for general office purposes and a computerized analytical laboratory, which includes the use of professional computer systems which are technically combined with research microscopes and video cameras and monitors. The representative technical procedures to be undertaken within the Demised Premises are primarily computerized image processing, including microscopic optical determination of tablets or patches including their size, weight or content or optical evaluation of premanufactured commercial materials such as patch components and packing materials. The computer laboratories will also simulate pharmaceutical development processes and evaluate statistical documentations. Tenant shall not use the Demised Premises for any purpose other than as described in this Section 301.

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                         ARTICLE 4. TERM AND POSSESSION

      401. The Lease Term shall commence on the Commencement Date and shall continue until the Termination Date.

      402. During the Term hereof, Landlord may exercise all Landlord's powers, authorities, remedies and benefits and Tenant shall perform all obligations of Tenant.

      403. The Demised Premises are leased to Tenant on an "as is" basis, subject to (i) reasonable wear and tear, (ii) the rights of the present occupant(s) of the Demised Premises to remove its or their trade fixtures and other property from the Demised Premises, (iii) the completion of Landlord's Work as provided in Article 6 hereof, and (iv) any express representations and warranties of Landlord set forth herein. Except as expressly set forth herein, neither Landlord nor Landlord's agents have made any representations or promises with respect to the physical condition of the Building, the Land upon which it is erected or the Demised Premises, the rents, leases, expenses of operation or any other matter or thing affecting or related to the Demised Premises except as herein expressly set forth and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in the provisions of this Lease. Tenant has inspected the Building and the Demised Premises and is thoroughly acquainted with their condition, and agrees, subject to the provisions of this Section 403, to take the same "as is" and acknowledges that the taking of possession of the Demised Premises by Tenant shall be conclusive evidence that the Demised Premises and Building of which the same form a part were in good and satisfactory condition at the time such possession was so taken, except for latent defects not readily apparent upon reasonable inspection. Landlord represents that it has not received any notice of violation of any applicable law, code and ordinance with respect to the Demised Premises.

      404. Following the Second Commencement Date, the men's and women's bathrooms on the first floor shall be for the exclusive use of Tenant.

      405. In the event the Second Commencement Date is delayed beyond January 15, 1998, Tenant shall be entitled to one additional day of free Rent following the Second Commencement Date for each day of such delay, unless Landlord's failure to deliver the Second Phase Space by said date is a result of: (i) Landlord's inability to obtain materials, finishes or installations requested by Tenant which are not readily available from ordinary trade sources; or (ii) any act or omission by Tenant or its agents, representatives, and/or employees (each a "Tenant Delay"). In the event that the Second Commencement Date is delayed beyond February 16, 1998 for any reason other than a Tenant Delay, Tenant may terminate this Lease upon written notice to Landlord given no later than February 23, 1998.

                                ARTICLE 5. RENT

      501. During the Lease Term Tenant shall pay to Landlord Minimum Annual Rent as follows:

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      (a) Commencing on November 1, 1997 and continuing through and including the sixtieth (60th) day after the Second Commencement Date, Tenant shall pay to Landlord monthly installments of Minimum Annual Rent for the First Phase Space only in the amount of Ten Thousand Three Hundred Fifty and 25/100 Dollars ($10,350.25).

      (b) Commencing on the sixty-first (61st) day after the Second Commencement Date and continuing through and including August 31, 2000, Tenant shall pay to Landlord Minimum Annual Rent equal to One Hundred Eighty-Two Thousand Four Hundred Ninety-Five and 00/100 Dollars ($182,495.00), which shall be payable in monthly installments of Fifteen Thousand Two Hundred Eight and 00/100 Dollars ($15,208.00).

      (c) Commencing on September 1, 2000 and continuing through and including August 31, 2003, Tenant shall pay to Landlord Minimum Annual Rent equal to One Hundred Ninety-Six Thousand Nine Hundred Three and 00/100 Dollars ($196,903.00), which shall be payable in monthly installments of Sixteen Thousand Four Hundred Eight and 00/100 Dollars ($16,408.00).

      (d) Commencing on September 1, 2003 and continuing through and including the Termination Date, Tenant shall pay to Landlord Minimum Annual Rent equal to Two Hundred Six Thousand Five Hundred Eight and 00/100 Dollars ($206,508.00), which shall be payable in monthly installments of Seventeen Thousand Two Hundred Nine and 00/100 Dollars ($17,209.00).

Each monthly installment of Minimum Annual Rent shall be made on the first day of each and every calendar month during the Term. If the Commencement Date shall be a day other than the first day of the month, the rental payment shall be pro rated for said month. The first monthly installment of Minimum Annual Rent shall be payable upon execution of this Lease.

      502. In addition to the Minimum Annual Rent to be paid as herein provided, Tenant shall pay, as Additional Rent, the cost of electrical energy consumed by Tenant as provided for in Article 9 herein and Tenant's Percentage of escalation of all Operating Expenses after the Base Year in accordance with this Article 5. Operating Expenses shall include, without limitation, the following:

      (a)   Taxes:

            (i) The amount of real estate taxes (or tax impositions in substitution for real estate taxes), assessments, sewer rents, rates and charges, state and local taxes, transit taxes or any other governmental charge, general, special, ordinary or extraordinary, hereinafter collectively called "Taxes" (but not including income or franchise taxes or any other taxes imposed upon or measured by Landlord's income or profits, except if in substitution for real estate taxes as hereinafter provided) which may now or hereafter be levied or

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                  assessed against the Building, the Property and related
                  improvements. Landlord shall take the benefit of the provisions of any statute or ordinance permitting any assessment to be paid over a period of time, and Tenant shall be obliged to pay only Tenant's Percentage of the installments of any such assessment applicable and payable during the Term of this Lease or any renewal hereof;

            (ii) Tenant's Percentage of Taxes in excess of the Taxes for the Base Year shall be determined from the amount finally determined to be legally due as a result of legal proceedings or otherwise. In the event the Taxes for the Base Year have not been finally determined by legal proceedings or otherwise at the time of payment of Taxes for any subsequent year, the actual amount of Taxes paid by Landlord for the Base Year shall be used to calculate any excess thereof. Upon a final determination of the Taxes for the Base Year by legal proceedings or otherwise, Landlord shall deliver to Tenant a statement setting forth the amount of Taxes for the Base Year as finally determined and showing the computation of any adjustment due to Landlord or to Tenant by reason thereof;

            (iii) If Landlord shall receive any tax refund in respect of any tax year following the Base Year, Landlord shall deduct from such tax refund any expenses incurred in obtaining such tax refund, and out of the remaining balance of such tax refund, Landlord shall credit to Tenant Tenant's Percentage of such refund. Any expenses incurred by Landlord in contesting the validity or the amount of the assessed valuation of the Property or of any Taxes for any year after the Base Year, to the extent not offset by a tax refund, shall be included as an item of Taxes for the tax year in which such contest shall be finally determined for the purpose of computing the Additional Rent due Landlord or any credit due to Tenant hereunder;

            (iv) If the tax year for real estate taxes shall be changed, then an appropriate adjustment shall be made in the computation of the Additional Rent due to Landlord or any credit due to Tenant, in accordance with sound accounting principles to effectuate the changeover to any new tax year adopted by any taxing authority; and

            (v) If the last year of the Term ends on any day other than the last day of a tax year, any payment due to Landlord or credit due to Tenant by reason of any increase in Taxes shall be prorated and Tenant covenants to pay any amount due to Landlord within thirty (30) days after being billed therefor and Landlord covenants to credit any amount due to Tenant, as the case may be. These covenants shall survive the expiration or termination of this Lease.

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      (b)   Costs of Operation:

            (i) As used herein, the term "Costs of Operation" shall mean those costs or expenses paid or incurred by Landlord for operating, maintaining and repairing the Property, including, by way of example and without limitation, the cost of electricity for Common Areas including outside lighting, the cost of heating, ventilating and air-conditioning the Building, water, sewer, fuel, window cleaning, janitorial service, security, refuse removal, insurance of all kinds carried by Landlord and applicable to the Property (including without limitation, fire and extended coverage insurance, public liability, elevator, workmen's compensation, boiler and machinery, use and occupancy, health, accident and group life insurance of all employees and casualty rent insurance), snow removal, maintenance and cleaning of the parking lot, mowing and seeding of the lawn and tree areas, repairs of any kind for which Landlord is not reimbursed, painting, replacement of worn out mechanical or damaged equipment, uniforms, management fees, equipment rentals or other operating costs paid pursuant to such rentals, building and janitorial supplies, sundries, sales or use tax on supplies or services, wages and salaries of all persons engaged by Landlord in the operation, maintenance and repair of the Property, legal and accounting expenses, the cost of capital improvements or other modifications to the Property which reduce costs of operation of the Property (amortized over the useful lives of such improvements or modifications), alterations and improvements to the Property made by reason of the laws and requirements of any public authorities or the requirements of insurance bodies that was not applicable or in effect on the date of this Lease, and any other expense or cost, which, in accordance with generally accepted accounting principles and the standard management practices for office buildings comparable to the Building would be considered as an expense of operating, maintaining or repairing the Property. Excluded from Costs of Operation are the cost of the base Building capital upgrades currently under construction, costs reimbursed by insurance, the cost of work performed specifically for a tenant in the Building for which such tenant reimburses Landlord, legal fees incurred in connection with the negotiation, preparation and enforcement of leases in the Building or with respect to any disputes with brokers or tenants of the Building, costs in connection with preparing space for a new tenant, real estate brokers' commissions, any salaries paid to any principal, owner or stockholder of Landlord unless paid as reimbursement for specific services which may come under the definition of operating expenses as set forth herein, the cost of any capital improvements made to the Building which are or may be required due to any violation of the Americans with Disabilities

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                  Act of 1990 which is existing as of the date of this Lease
                  (provided that Tenant shall be responsible for the cost of any such compliance within the Demised Premises) and any fines or penalties incurred due to any violation by Landlord of any governmental laws, rules or regulations existing as of the date of this Lease. In no event shall the cost of any item included in Operating Expenses exceed the actual cost incurred by Landlord for such item.

      503. The amount by which the Operating Expenses for each Lease Year exceed the Base Year Operating Expenses shall be referred to herein as the "Operating Expense Escalation." Tenant shall be responsible for Tenant' s Percentage of the Operating Expense Escalation for each Lease Year following the Base Year, or pro rata portion thereof, during the Term as hereinafter provided:

      (a) On or about January 1 of each Lease Year following the Base Year, Landlord shall send to Tenant a statement ("Landlord's Estimate") of projected Operating Expenses for the applicable Lease Year. Landlord shall indicate, as part of Landlord's Estimate, what Tenant's Percentage of the Operating Expense Escalation shall be, said amount to be paid in equal monthly installments (rounded up to the nearest whole dollar) in advance by Tenant as Additional Rent commencing on January 1 of each applicable Lease Year after the Base Year, as shall be reflected in Landlord's Estimate.

      (b) If, during the course of any Lease Year, Landlord shall have reason to believe that the Operating Expenses shall be higher than Landlord's Estimate, then Landlord shall have the right, but not the obligation, to adjust Landlord' s Estimate by a lump sum invoice for the months of the Lease Year which precede the revised projections, and in addition, to advise Tenant of any adjustment in future monthly amounts with the end result that Operating Expenses shall be on a reasonably current basis each Lease Year.

      (c) Within one hundred twenty (120) days following the end of the Base Year and each Lease Year thereafter, or as soon thereafter as reasonably feasible, Landlord shall send to Tenant a statement of actual expenses incurred for the prior Lease Year showing the pro rata share of the Operating Expense Escalation due from Tenant based on Tenant's Percentage. For each Lease Year, in the event that the amount prepaid by Tenant for the Operating Expense Escalation exceeds the amount that was actually due based upon actual year end Operating Expenses, then Landlord shall issue a credit to Tenant in an amount equal to the overcharge, which credit Tenant may apply to future rental payments until Tenant has been fully credited with the overcharge. If the credit due to Tenant is more than the aggregate total of future rental payments, Landlord shall pay to Tenant the difference between the credit and such aggregate total. In the event Landlord has undercharged Tenant, then Landlord shall send Tenant an invoice with the additional amount due which amount shall constitute Additional Rent and shall be paid in full by Tenant within twenty (20) days of receipt of such invoice.

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      (d) Tenant or its representatives shall have the right, upon reasonable notice, to examine the books and records of the Property with respect to the items in the foregoing statement of Operating Expenses during normal business hours at any time within thirty (30) days following the delivery by Landlord to Tenant of the statement delivered by Landlord under subparagraph (c) above. Tenant shall have an additional thirty (30) days to file any written exception to any item of expense, however, nothing herein shall be deemed to afford Tenant any right to withhold any payment due from Tenant to Landlord as invoiced by Landlord.

      504. Should this Lease commence or terminate at any time other than the first day of a calendar year, any payment due to Landlord or to Tenant by reason of any increase or decrease in Operating Expenses shall be prorated and Tenant shall pay any amount due to Landlord within twenty (20) days after being billed therefor.

      505. If, with respect to Operating Expenses, the Building is not ninety-five percent (95%) occupied during the establishment of the Base Year, then the Operating Expenses actually incurred shall be adjusted during any such period within the Base Year so as to reflect ninety-five percent (95%) occupancy. Similarly, if, during any Lease Year or proportionate part thereof subsequent to the Base Year the Building is less than ninety-five percent (95%) occupied, then the actual costs incurred as Operating Expenses shall be increased during any such period to reflect ninety-five percent (95%) occupancy so that at all times after the Base Year, the Operating Expenses shall be actual costs, but in the event less than ninety-five percent (95%) of the Building is occupied during all or part of the Lease Year involved, the Operating Expenses shall not be less than that which would have been incurred had ninety-five percent (95%) of the Building been occupied. The aforesaid adjustment shall only be made with respect to those items that are in fact affected by variations in occupancy levels. To the extent any Operating Expense is separately billed or metered or for which Landlord receives reimbursements, said space shall be considered vacant space for purposes of the aforesaid adjustment with respect to such separately billed or metered expense.

      506. Tenant's obligations to make the payments required by this Article 5 as Additional Rent shall survive any termination of this Lease by lapse of time or otherwise.

      507. All payments of Rent, including Additional Rent, shall be paid to Landlord without demand and without deduction, set-off or counterclaim on the first (1st) day of every month during the Lease Term. Without waiving any of Landlord's other remedies for Tenant's failure to pay Rent as in this Lease contained, Tenant agrees that any Rent not paid by the fifth (5th) business day of any month shall require payment by Tenant of a late charge calculated at five percent (5%) of the amount due and unpaid. In addition, all Rent payments hereunder not made within five (5) business days of the due date shall bear interest at the rate of one and one-half percent (1-1/2%) per month. Anything hereinabove contained to the contrary notwithstanding, it is expressly understood and agreed that any late payment of Rent or other charges as required in this Lease shall be deemed a default pursuant to the terms and conditions of this Lease after the expiration of any applicable grace period and the giving of any required notices, for which Landlord shall have such rights or remedies as provided in this Lease.

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      508. In the event that any business, rent or other taxes that are now or hereafter levied upon Tenant's use or occupancy of the Demised Premises are enacted, changed or altered so that any of such taxes are levied against Landlord, or the mode of collection of such taxes is changed so that Landlord is responsible for collection or payment of such taxes, Tenant shall pay any and all such taxes to Landlord upon written demand from Landlord as Additional Rent.

      509. Landlord shall have all the rights and remedies for the collection of Additional Rent as are available to Landlord for the collection of the Minimum Annual Rent pursuant to the terms of this Lease and as permitted by law.

      510. Rent and all sums payable hereunder by Tenant to Landlord shall be paid in the legal tender of the United States of America for the payment of public and private debts to:

                   Connecticut General Life Insurance Company
                   c/o Alexander Summer, L.L.C.
                   East 80 Route 4
                   Paramus, New Jersey  07652

or to such other person or place as Landlord shall from time to time designate by written notice to Tenant.

                         ARTICLE 6. TENANT IMPROVEMENTS

      601. Landlord shall relocate the interior entry door to the First Phase Space to the plane of the wall of the lobby and install a new door between the First Phase Space and the Second Phase Space at a location designated by Tenant ("Landlord's Work"). Except for Landlord's Work, Landlord shall have no obligation to alter, improve, decorate or otherwise prepare the Demised Premises for Tenant's occupancy. Landlord shall, however, deliver the Demised Premises in broom clean condition, free and clear of any debris. All furniture of the prior tenant will be removed, except for the conference room table and reception desk. Landlord makes no representations or warranties with respect to any property of the prior tenant.

      602. Provided that Tenant has delivered to Landlord an insurance certificate in accordance with Article 13 hereof, Tenant shall be permitted access to the First Phase Space on and after August 1, 1997 and the Second Phase Space on and after November 1, 1997, for the sole purpose of installing furniture, moveable furnishings, telephone systems and office equipment ("Tenant Installations") and performing Tenant's Work (as herein defined). Subject to any applicable municipal restrictions, Tenant shall be permitted twenty-four (24) hour access to the Demised Premises seven (7) days a week for the purpose of completing Tenant Installations and Tenant's Work. In the event that Tenant performs any Tenant Installations or Tenant's Work prior to the Commencement Date, Tenant agrees promptly to notify Landlord of the names of its agents, contractors or subcontractors who are to work in the Demised Premises, and to furnish Landlord with such other information as Landlord may reasonably require. All work done by Tenant, its

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agents, contractors, subcontractors or employees shall be scheduled and performed so as not to conflict, interfere with, or delay any work undertaken by Landlord in the Building. In the event that Tenant, its agents, contractors, subcontractors or employees do not work in harmony with, or interfere with, labor employed by Landlord, its agents, contractors, subcontractors or employees or in the event any work stoppage, jurisdictional labor dispute or other interference with Landlord, its agents, contractors, subcontractors or employees occurs Landlord shall have the right to require Tenant to remove or cause the removal forthwith all of Tenant's agents, contractors and employees from the Demised Premises and Tenant agrees to comply with such demand immediately. Any of Tenant's Installations and Tenant's Work shall be installed solely at Tenant's risk. Tenant shall be liable to Landlord in the event Tenant, its employees, agents, contractors or subcontractors damage any mechanical equipment, or other property.

      603. Landlord shall provide Tenant with an aggregate allowance not to exceed Forty-Five Thousand and 00/100 Dollars ($45,000.00) ("Tenant's Allowance") to be applied to the cost of the construction of tenant improvements to the Demised Premises to be made by Tenant ("Tenant's Work"). Tenant's Work shall be performed in accordance with all terms and conditions of Article 7 of this Lease. Landlord shall pay the cost for Tenant's Work, up to the amount of Tenant's Allowance, as follows:

      (a) Landlord shall have received a requisition from the authorized representative of Tenant, together with copies of invoices for Tenant's Work and a certification that Tenant has inspected and approved all work and has unconditionally authorized the disbursement of that portion of the Tenant's Allowance as set forth in the requisition.

      (b) Landlord shall have the right to verify the actual cost of Tenant's Work installed in the Demised Premises as of the date of the requisition.

      (c) Landlord shall reimburse Tenant in up to two (2) installments, which shall be paid within thirty (30) days of Tenant's submission of the requisitions.

      604. Landlord shall provide Tenant with an aggregate allowance not to exceed One Thousand and 00/100 Dollars ($1,000.00) for architectural services and permit applications relating to Landlord's Work. Said reimbursement shall be made in one (1) installment, which shall be paid within thirty (30) days of Tenant's submission of invoices.

               ARTICLE 7. ALTERATIONS BY TENANT AND TRADE FIXTURES

      701. Tenant shall not do any work in or about the Demised Premises or make any alterations or additions thereto, without the prior written consent of Landlord. All such work to which Landlord consents shall be performed and installed at Tenant's sole cost and expense in accordance with plans and specifications to be supplied by Tenant, which plans and specifications, and the contractors, subcontractors and all suppliers of labor or materials shall in all instances first be subject to Landlord's approval. Landlord's approval shall not be unreasonably withheld or delayed if such alterations or additions are (i) made completely within the Demised Premises, (ii) do not require modification of the existing Building, (iii) do not affect any structural component of the Building, (iv) do not lessen the value of the Demised Premises, and (v) do not impair or interfere with any Building systems. During the work, Tenant shall maintain such insurance as Landlord may reasonably require for the benefit of Landlord or such other parties as Landlord shall designate. Landlord may require that Tenant furnish a guarantee by each of Tenant's prime contractors for the benefit of Landlord, Tenant and such other parties as Landlord shall designate, that all work, materials and equipment will be in accordance with the plans and specifications and that they will promptly, upon notice, correct and repair at their own cost and expense any deficiency, defect, fault or imperfection of materials, equipment or workmanship which appears within one (1) year after completion of their work or installation. Upon completion of any alterations or improvements, Tenant shall furnish Landlord with complete as-built sepia drawings thereof.

      702. No work or installation by Tenant at the Demised Premises, Land or Building shall be done except after providing to Landlord appropriate assurances including, but not limited to, guarantees and indemnifications in connection with the possible filing of any construction liens and/or notice of unpaid balance (commonly known as a "construction lien") in the local office, as provided by law. If any such lien is filed, Tenant shall cause it to be discharged or satisfied within fifteen (15) days of notice of filing.

      703. No work, services or installation by Tenant in or about the Demised Premises, Land or Building shall be performed or installed except by workmen and mechanics working in harmony and not reasonably interfering with labor employed by Landlord, Landlord's mechanics or their contractors or by any other Tenant or their contractors. Any violation hereof shall automatically constitute a permitted cancellation by Landlord of any prior Landlord's consent to or permission for such work or installation.

      704. Any alterations, improvements or additions made by Tenant shall remain upon the Demised Premises at the expiration or earlier termination of this Lease and shall become the property of Landlord, unless prior to the termination of this Lease, Landlord gives Tenant written notice to remove the same, in which event Tenant shall remove them and restore the Demised Premises to the same good order and condition in which they were at the time of delivery of possession to Tenant. Should Tenant fail to remove same and/or restore the Demised Premises, Landlord may do same, and Tenant shall pay the cost and expense thereof to Landlord as Additional Rent upon demand.

      705. All trade fixtures installed by Tenant in the Demised Premises, except lighting fixtures, heating and air-conditioning equipment, plumbing and electrical systems, and fixtures and floor coverings, shall remain the property of Tenant and shall be removed on or before the Termination Date or earlier termination of this Lease, but may not be removed without Landlord's express written consent at any time when Tenant is in default under any provision of this Lease. At Landlord's option, any trade fixture not removed on or before the Termination Date or earlier termination of this Lease shall either become Landlord's property, or Landlord may remove and dispose of them, and in such event Tenant shall pay the cost and expense thereof to Landlord as Additional Rent upon demand. Tenant shall promptly restore the Demised Premises to the original order and condition upon removal of trade fixtures and shall repair any and all damage caused by said removal.

      706. Tenant shall be permitted to install a security system for the Demised Premises in accordance with the provisions of this Article 7; provided that Tenant shall furnish Landlord with copies of any keys or access codes used in connection with such system.

      707. Tenant shall be permitted to install a supplemental air conditioning system (the "Supplemental System") at the exterior of the Building at its sole cost and expense, subject to the following terms and conditions:

      (a) The Supplemental System shall have a maximum cooling capacity of twelve (12) tons. Tenant shall be responsible for any costs incurred by Landlord in connection with the installation, maintenance and operation of the Supplemental System, including the cost of providing any necessary electrical installations required in connection therewith, subject the provisions of Section 905. The exact location of the Supplemental System and the method of installation shall be subject to the prior approval of Landlord, which approval shall not be unreasonably withheld but may be conditioned upon the installation of decorative landscaping, fencing or louvers in the area of the Supplemental System.

      (b) All permits and approvals required to install and maintain the Supplemental System shall be obtained by Tenant and furnished to Landlord prior to installation. The Supplemental System shall be designed, constructed, installed, maintained and operated in compliance with all applicable legal requirements.

      (c) Any damage to the Building or other property of Landlord or any other tenant resulting from the installation or maintenance of the Supplemental System shall be promptly repaired at Tenant's sole cost and expense. Landlord shall have no liability for any damage to, or caused by, the Supplemental System. Tenant indemnifies and agrees to hold Landlord harmless from any loss or damage which Landlord may sustain in connection with the Supplemental System, including all liabilities, costs or expenses of any kind or nature incurred in connection with any claim or proceeding brought thereon and the defense thereof.

      (d) At the end of the Term hereof, the Supplemental System shall become property of Landlord, provided, however, that Landlord reserves the right to require the Tenant to remove the Supplemental System at Tenant's cost and expense.

                         ARTICLE 8. LANDLORD'S SERVICES

      801. So long as Tenant is not in default beyond any applicable notice and cure periods under any of the provisions of this Lease, Landlord shall:

      (a) Provide air heating and air cooling during Business Hours. Air heating and cooling shall be provided only when weather conditions require. The heating, ventilating and air conditioning system serving the Demised Premises shall meet the following performance criteria:

            (i) Summer conditions: maintaining 78 degrees Fahrenheit Dry Bulb temperature at 50 % relative humidity, at 95 degrees Fahrenheit Dry Bulb outdoor temperature.

            (ii) Winter conditions: maintaining 68 degree Fahrenheit Dry Bulb temperature at 0 degrees Fahrenheit outside temperature.

            Landlord will not be responsible for the failure of the air conditioning system to meet the above criteria if such failure results from the occupancy of the Demised Premises with more than an average of one (1) person per one hundred (100) square feet of rentable space or if Tenant operates lighting or electrical equipment the total connected electrical load of which exceeds six and one-half (6.5) watts per rentable square foot.

      (b)   Provide electricity during Business Hours, subject to the terms of
            Article 9.

      (c) Provide cleaning services to the Demised Premises and the Building as set forth in Exhibit "D" annexed hereto. Tenant shall pay to Landlord the cost of removal from the Building of any of Tenant's refuse and rubbish which exceeds the refuse and rubbish usually attendant upon the use of such premises for general office purposes.

If Tenant requires air-conditioning or heat beyond Business Hours, Landlord will furnish such air-conditioning or heat to the entire floor, provided Tenant gives Landlord's agent twenty-four (24) hours advance notice of such requirement and Tenant agrees to pay for the cost of such extra service in accordance with Landlord's then current schedule of costs and assessments for the Building. The current cost for such overtime service is Sixty and 00/100 Dollars ($60.00) per hour for each hour during which Tenant shall so occupy the Demised Premises, which sum shall be deemed to be the cost of providing services to the Demised Premises for such periods. The aforementioned hourly charge of $60.00 per hour shall be subject to increase by Landlord in the amount thereof in the event that, and to the extent that the public utility supplying the Building shall increase its charges from time to time.

      802. Tenant shall have the right of twenty-four (24) hour, three hundred sixty-five (365) day access to the Demised Premises, the Building and the parking area. Subject to the provisions of Article 7, Tenant shall be permitted to install, at its sole cost and expense, a security system in the Demised Premises. Tenant shall coordinate the installation of its security system with Landlord in order to provide Landlord with continued access to the Demised Premises.

      803. Without liability or responsibility to Tenant and without diminution of, or deduction from Rent, Landlord may from time-to-time suspend operation of the heating, air-conditioning, elevator, plumbing and electrical systems, or any service required to be rendered to Tenant under this Lease, when such suspension shall become necessary by reason of strike, accident, emergency, or any other cause beyond Landlord's control, or at such time as repairs, alterations, replacements or improvements thereto are required to be made. Landlord shall use reasonable efforts to not interfere with the services to be supplied to Tenant but this shall not be deemed to be a representation or warranty to do so.

      804. Landlord shall provide for the cleaning and maintenance of the public portions of the Building in keeping with the ordinary standard for first-class office buildings in the Northern New Jersey area as part of Operating Expenses. Landlord shall also make such repairs as may be required to the exterior walls, corridors, windows, roof, and other structural elements and equipment of the Building.

                             ARTICLE 9. ELECTRICITY

      901. The electric current shall be provided through the presently installed electrical facilities, for Tenant's reasonable use in the Demised Premises for ordinary lighting, personal computers, standard office equipment and the usual business machines, including Xerox or other copying machines. Landlord shall not be liable or responsible to Tenant for any loss or damage or expense which Tenant may sustain or incur if either the quantity or character of electric service is changed or is no longer available or suitable for Tenant's requirements.

      902. Provided Landlord elects to discontinue furnishing electric current to a majority of other tenants at the Property, Landlord reserves the right to discontinue furnishing electric current to Tenant at any time upon thirty (30) days' written notice to Tenant, and from and after the effective date of such termination, Landlord shall no longer be obligated to furnish Tenant with electric current, provided, however, that such termination date may be extended for a time reasonably necessary for Tenant to make arrangements to obtain electric service directly from the public utility company servicing the Property. If Landlord exercises such right of termination, this Lease shall remain unaffected thereby and shall continue in full force and effect; and thereafter Tenant shall diligently arrange to obtain electric service directly from the public utility company servicing the Property, and may utilize the then existing electric feeders, risers and wiring serving the Demised Premises to the extent available and safely capable of being used for such purpose and only to the extent of Tenant's then authorized connected load. Landlord shall be obligated to pay no part of any cost required for Tenant's direct electric service. Commencing with the date when Tenant receives such direct electric service, and as long as Tenant shall continue to receive such electric service, the Electricity Charge shall be abated.

      903. Landlord shall arrange for the provision of electric current to the Demised Premises on a submetering basis at Landlord's sole cost and expense. Tenant covenants and agrees to pay Landlord for the electric current provided, at charges, terms and rates set, from time to time, during the Term of this Lease by Landlord, based upon the consumption for the Demised Premises for the applicable period, measured in kilowatts-hours (kwh), as a percentage of the total electric current consumption for the Property of which the Demised Premises is a part, provided such charges, terms and rates shall not exceed the bulk rates charged by the utility to Landlord. Landlord shall have the right to adjust the charges to Tenant for the consumption of electric current for the Demised Premises if such consumption results in additional charges from the utility company based upon rates for demand usage or peak hour consumption. Where more than one meter measures the electric service of Tenant in the Building, the electric service rendered through each meter may be computed and billed separately in accordance with the rates herein. Bills therefor shall be rendered at such times as Landlord may elect and the amount, as computed from a meter, shall be deemed to be, and be paid as, Additional Rent.

      904. Tenant agrees that it will make no electrical installations, alterations, additions or changes to electrical equipment without the prior written consent of Landlord in each instance, which consent shall not be unreasonably withheld. Tenant will at all times comply with the rules, regulations, terms and conditions applicable to service, equipment, wiring and requirements of the public utility supplying electric current to the Property. Landlord shall not be liable in any way to Tenant for any failure or defect in the supply or character of electric service furnished to the Demised Premises by reason of any requirement, act or omission of the public utility serving the Property or for any other reason not attributable to Landlord. Tenant, at its expense, shall furnish and install all replacement lighting tubes, lamps, bulbs and ballasts in the Demised Premises. In the event that any bills or invoices with respect to Landlord's supplying of electric current to Tenant are not paid by Tenant within twenty (20) days after the same are rendered, Landlord may, upon ten (10) days prior written notice, discontinue the service of electric current to the Demised Premises without releasing Tenant from any liability under this Lease and without Landlord or Landlord's agent incurring any liability for any damage or loss sustained by Tenant by such discontinuance of electric service. If any tax is imposed by any governmental authorities upon Landlord's receipts from the sale or resale of electric current to Tenant, Tenant covenants and agrees that, where permitted by law, Tenant's pro-rata share of such taxes shall be passed on to, and included in the bill of, and paid by, Tenant to Landlord.

      905. Landlord represents that the current capacity of the electrical service at the Demised Premises is approximately 6.5 watts per rentable square foot, not including the electrical capacity required for base Building systems such as HVAC and Common Area lighting presently serving the Demised Premises. Tenant shall notify Landlord if Tenant's electrical power requirements exceed
6.5 watts per rentable square foot of the Demised Premises (not including the electrical power requirements of base Building systems such as HVAC and Common Area lighting presently serving the Demised Premises). Landlord or Landlord's agent and Tenant shall promptly meet to establish a mutually agreeable plan to upgrade the electrical service so as to efficiently provide

Tenant with such additional electrical power as Tenant shall reasonably require to meet the needs of Tenant's permitted use of the Demises Premises as set forth in Article 3 hereof. All costs incurred by Landlord in connection with providing such additional electrical capacity shall be paid by Tenant as Additional Rent, except that (a) Landlord shall contribute up to $7,500 to such costs (but in no event more than fifty percent (50%) of the entire cost) and (b) in the event that all or any part of the equipment, conduits, risers or other components of any such electrical upgrade can be utilized by Landlord or any other Tenant of the Building, the cost of such upgrade in excess of Landlord's $7,500 contribution shall be equitably allocated between Tenant and Landlord. Landlord shall without charge to Tenant cooperate with Tenant in implementing any such electrical upgrade.

                 ARTICLE 10. MISCELLANEOUS COVENANTS OF TENANT

      1001. Tenant shall:

      (a) pay the Rent, including Minimum Annual Rent, Additional Rent, and all other sums due under this Lease without notice or demand on the days and times and at the places that the same are payable and without abatement, deduction or set off except as otherwise expressly provided herein;

      (b) keep the Demised Premises in good order and repair, reasonable wear and tear and damage by any casualty not occurring through act of Tenant or Tenant's agents, employees, or invitees excepted. On demand pay Landlord as Additional Rent, the cost of repair or restoration of the Demised Premises, the Building or any part thereof together with interest at the rate set forth in Section 507 herein, if damaged in whole or in part by the act of Tenant or Tenant's agents, employees or invitees (to the extent that such damage is not covered by the fire and extended coverage insurance carried by Landlord);

      (c) peaceably deliver up and surrender possession of the Demised Premises at the expiration or sooner termination of this Lease, in the same condition in which Tenant has agreed to keep the same during the continuance of this Lease, broom clean, and at such time, without demand or delay, deliver to Landlord or its agent all keys and access cards for the Demised Premises;

      (d) at Tenant's expense, comply with all laws and ordinances, and all rules, orders and regulations of all governmental authorities and of all insurance bodies, at any time duly issued or in force, applicable to the Demised Premises or any part thereof or to Tenant's use thereof, and promptly correct any violation of, and comply with, all laws, ordinances, notices, permits, or statements of occupancy, requirements, orders, regulations and recommendations, now or hereafter in effect and of whatever nature of any and all the Federal, State, County, Municipal and/or other authorities and of the Board of Fire Underwriters and any insurance organizations or associations, and/or companies, with respect to Tenant's conduct or use of the Demised Premises. Except for structural alterations required solely as a result of Tenant's particular use of the Demised Premises, Tenant shall not be required to make any structural alterations in connection with such compliance;

      (e) pay to Landlord, as Additional Rent, any and all increases in premiums on insurance now or hereafter carried by Landlord on the Demised Premises, the Land or Building, which increases are caused in any way by the occupancy of Tenant or by breach of any of the provisions of this Lease;

      (f)   use reasonable precautions against fire or other casualty;

      (g) give to Landlord prompt written notice (which in no event shall exceed forty-eight (48) hours from the time of such accident or occurrence) of any accident, fire, casualty or damage known to Tenant occurring on or to the Demised Premises, and of any known defects in the apparatus in the Demised Premises; and

      (h) cause all occupants of the Demised Premises to conduct themselves in such a manner as shall not be deemed improper or objectionable in the reasonable judgment of Landlord, and in compliance with the rules and regulations referred to in Article 19.

      1002. Without the express written consent and approval of Landlord, Tenant, its agents, employees or invitees or (when permitted) its assignees or sub-tenants shall not do any of the following:

      (a) occupy the Demised Premises in any manner or for any purpose except as permitted in this Lease;

      (b) if Tenant is a corporation, merge with or be acquired by another entity, except where such entity assumes in writing the obligations of the Tenant hereunder, or liquidate or dissolve, or otherwise permit or allow control of said corporation to change or be affected by the transfer of its stock except by reason of death of a shareholder or shareholders, or by reason of a public issue or private placement of its securities;

      (c) make any alterations, improvements or additions to the Demised Premises except as permitted and provided in Articles 6 or 7 hereof;

      (d) use or operate any machinery that, in Landlord's reasonable opinion, is harmful to the Demised Premises, the Building and/or the Property;

      (e) do or suffer to be done, any act, matter or thing in violation of the provisions of the insurance policies or whereby the said insurance or any other insurance now in force or hereafter to be placed on the Demised Premises, or on the Land or Building, shall become void or suspended, or whereby the same shall be rated as a more hazardous risk than at the execution hereof or at the time Tenant takes possession of the Demised Premises;

      (f) remove, attempt to remove or manifest, in the reasonable opinion of Landlord, an intention to remove substantially all of Tenant's goods or property from or out of the Demised Premises, other than in the ordinary course of business, without having first paid Landlord all Rent which may become due during the entire Term of this Lease;

      (g) permit any odor, noise, sound or vibration which may, in Landlord's reasonable judgment, in any way tend to impair the use of any part of the Land or Building or interfere with the business or occupancy of any other tenant, or make or permit any disturbance of any kind in the Building, or interfere in any way with other tenants or those having business in the Building, or allow any occupant of the Demised Premises to conduct himself in a manner improper or objectionable;

      (h) obstruct any portion of the Common Areas, or use the same for any purpose other than egress and ingress to and from the Demised Premises, or use the same as a waiting room or lounging place for Tenant or its employees or invitees;

      (i) inscribe, paint or affix or permit to be inscribed, painted, or affixed by any one any sign, advertisement or notice on any part of the Building, inside or out, except within the Demised Premises, except as provided under Section 3501;

      (j) place any signaling, telegraphic, telephonic or other wires or instruments in the Land, Building or Demised Premises, except for ordinary and customary communications equipment within the Demised Premises and otherwise as permitted in the Demised Premises with Landlord's consent, which shall not be unreasonably withheld, and without such consent no placement of any such apparatus shall be permitted;

      (k) use electricity in the Demised Premises in excess of the capacity of any of the electrical conductors and equipment in or otherwise serving the Demised Premises, or add to or alter the electrical system servicing the Demised Premises or connect thereto any additional fixtures, appliances or equipment other than lamps, personal computers, standard office equipment, typewriters and similar small office machines;

      (l) use or occupy the Demised Premises or permit or suffer the same to be used or occupied in violation of the use regulation permit or certificate of occupancy issued for said Building or in violation of any statute, ordinance or any requirement of any public authority, and the use permitted by this Lease shall not be deemed a representation or guarantee by Landlord that such use is lawful or permitted under any permit or statement of occupancy or otherwise;

      (m) execute or deliver any financing or security agreement or statement that would be a lien upon the Demised Premises, the Land or Building; and

      (n) vacate or desert the Demised Premises during any term of this Lease, or permit the same to be empty or unoccupied.

                     ARTICLE 11. RIGHTS RESERVED TO LANDLORD

      1101. Landlord shall have the right, but shall be under no obligation, to do the following things (at any time or times and from time to time) in or about the Demised Premises and the Land or Building:

      (a) make rules and regulations as in its reasonable judgment are necessary for the safety, care and cleanliness of, and good order in the Demised Premises, Land or Building;

      (b) discontinue any facility or service not expressly covenanted for herein, as they constitute no part of the consideration for this Lease;

      (c) control and prevent access to any part of the Building or the Property, provided such action does not materially interfere with Tenant's ingress and egress to the Demised Premises;

      (d) prevent access to the Building by any person during any invasion, mob riot, public excitement or other commotion by closing the doors or otherwise;

      (e) install, place upon or affix to the roof or exterior walls of the Demised Premises and/or the Building, equipment, signs, displays, antennae and any other object or structure provided it does not interfere with Tenant's occupancy;

      (f) make alterations or additions to, and build additional stories upon, the Building or build adjoining the Building; and

      (g) provided such action does not materially affect Tenant's access to the Demised Premises, change the arrangement and/or location, or regulate or eliminate the use, of Common Areas, including all entrances, passageways, doors, doorways and corridors, whether or not connecting with any street, sidewalk, transportation facility, concourse, subway, garage, railroad station or any other building, and of all elevators, stairs, toilets, and public conveniences which are not within the Demised Premises, and name the Building and change the name, number or designation of the Building.

                    ARTICLE 12. COVENANT OF QUIET ENJOYMENT

      1201. Landlord represents and warrants that (a) it has title to the Land and Building subject to no prior estate, lease or lien (b) it has the power and authority to enter into this Lease, (c) according to the Zoning maps of the Borough of Englewood Cliffs, the Building is located in a B-2 zone, and (d) so long as Tenant performs every obligation of Tenant under this Lease, Tenant shall quietly enjoy the Demised Premises without hindrance by Landlord or anyone claiming under Landlord, subject however, to all of the provisions of this Lease and the instruments referred to in Section 1701.

               ARTICLE 13. WAIVER OF SUBROGATION, INDEMNIFICATION
                                  AND INSURANCE

      1301. Tenant shall be responsible for and shall relieve, indemnify and save Landlord harmless from and against (a) all liability for loss of life, personal injury and/or damage to property occurring in or about the Demised Premises, and (b) any loss or damage from Tenant's failure to perform its obligations under this Lease.

      1302. Tenant, at its own expense, will maintain with licensed insurers authorized to do business in the State of New Jersey and which are rated A + and have a financial size category of at least XI in Best's Key Rating Guide, or any successor thereto (or if there is none, an organization having a national reputation) the following:

      (a) Comprehensive general liability insurance policies, in the broadest form then available in New Jersey, against claims for bodily injury, personal injury, death or property damage occurring on, in or about the Demised Premises or as a result of ownership of facilities located on the Demised Premises, with Landlord as an additional insured, and at Landlord's request with any property manager and/or mortgagee as additional insured(s), in amounts not less than THREE MILLION AND 00/100 ($3,000,000.00) DOLLARS combined single limit for bodily injury, personal injury or death, THREE MILLION AND 00/100 ($3,000,000.00) DOLLARS with respect to any one occurrence, and FIVE HUNDRED THOUSAND AND 00/100 ($500,000.00) DOLLARS with respect to all claims for property damage with respect to any one occurrence.

      (b) All-Risk insurance in respect of Tenant's stock in trade, trade fixtures, furniture, furnishings, removable floor coverings, equipment, signs and all other property of Tenant in the Demised Premises in any amounts not less than 100% of the full insurable value of the property covered and not less than the amount sufficient to avoid the effect of the co-insurance provisions of the applicable policy or policies.

Landlord shall have the right from time to time during the Term to require that the comprehensive general liability insurance policy limits be increased to the prevailing level customarily carried with respect to similar properties in Bergen County, New Jersey, and the surrounding area. Tenant's comprehensive general liability insurance shall contain a broad form contractual liability endorsement under which the insurer agrees to indemnify and hold Landlord, Landlord's agent and any mortgagee harmless from and against all cost, expense and/or liability arising out of or based upon any and all claims, accidents, injuries and damages. Tenant shall provide to Landlord a certificate of insurance listing Landlord, Landlord's agent and Landlord's mortgagee with such coverages. All policies required hereunder shall contain a provision that no act or omission of Tenant shall affect or limit the obligation of the insurance company to pay the amount of any loss sustained and shall be non-cancelable with respect to Landlord without thirty (30) days' written notice to Landlord by certified mail, return receipt requested, which notice shall contain the policy number and the names of the insured and additional insureds.

      1303. Landlord and Tenant hereby release the other from any and all liability or responsibility to the other or anyone claiming through or under them by way of subrogation for any loss or damage to property covered by any insurance then in force, even if such loss or damage shall have been caused by the fault or negligence of the other party, or anyone for whom such party may be responsible, provided, however, that this release shall be applicable and in force and effect only with respect to any loss or damage occurring during such time as the policy or policies of insurance covering said loss shall contain a clause or endorsement to the effect that this release shall not adversely affect or impair said insurance or prejudice the right of the insured to recover thereunder. Landlord and Tenant shall each have such clause in its fire and extended coverage insurance policies if available without extra charge, and if there be a charge, shall notify the other party and, in such event, shall have the clause if the other party agrees to pay such extra charge.

                          ARTICLE 14. WAIVER OF CLAIMS

      1401. Except for its willful or gross negligence, Landlord and Landlord's agents, servants and employees shall not be liable for, and Tenant hereby releases Landlord and Landlord's agents, servants and employees from, all claims for injury or damage to persons or loss of or damage to property (including any disappearance or theft of property and any loss or interruption of business) sustained by Tenant, any person claiming through Tenant, or sustained by any other person, resulting from any fire, accident, occurrence or condition in or upon the Demised Premises, Land and Building or streets, sidewalks, lawns, gardens, parking areas (if any) or other areas abutting or adjacent to said Land or Building, including but not limited to such claims for damages resulting from
(i) any defect in or failure of plumbing, heating or air-conditioning equipment, elevators, electric wiring or installation thereof, water pipes, stairs, railings or walks; (ii) any equipment or appurtenances becoming out of repair;
(iii) the bursting, leaking or running of any tank, washstand, water closet, waste pipe, drain or any other pipe or tank in, upon or about the Land, Building or Demised Premises; (iv) the backing up of any sewer pipe or downspout; (v) the escape of steam or hot water; (vi) water, snow or ice being upon or coming through the roof or any other place upon or near the Building or Property or otherwise; (vii) the falling of any fixture, plaster, or stucco; (viii) broken glass; (ix) any act or omission of co-tenants or other occupants of the Building or adjoining or contiguous property or buildings; (x) the exercise of any rights by Landlord under this Lease; (xi) any act or omission of Landlord, its agents, servants, and employees, unless said act or omission shall constitute a willful breach of law; (xii) any act or omission of parties other than Landlord, its employees or agents. Tenant shall indemnify and hold Landlord harmless with regard to (a) any damage or liability occurring in or about the Demised Premises, or (b) in connection with any act or negligence of Tenant.

                            ARTICLE 15. CONDEMNATION

      1501. Tenant hereby waives any injury, loss or damage, or claim therefor, resulting from any exercise of a power of eminent domain affecting all or any part of the Demised Premises or the air rights, Land or Building, except that Tenant reserves against the condemning authority Tenant's right to, and separate claim for, any damages for loss of good will, machinery and moving expenses payable to tenants or lessees under the appropriate State code as well as any other claim to which Tenant may be entitled under law at the time of condemnation provided there would be no reduction in the award to Landlord. In no event, however, shall Tenant have or make any claim against Landlord, or the condemning authority or any party having an interest in the air rights, Land or Building, which would diminish or reduce the award for the air rights, Land or Building.

      1502. In the event the whole or a substantial part (as hereinafter defined) of the Demised Premises, or the use or occupancy of the Demised Premises, shall be taken as a result of the exercise of a power of eminent domain, this Lease shall terminate as of the date the right to possession vests in the condemning authority and Rent shall be apportioned as of that date. If less than a substantial part of the Demised Premises, or the use or occupancy thereof, is taken or condemned by any governmental or quasi-governmental authority for any public or quasi-public use or purpose (including a sale thereof under threat of such a taking), and this Lease is not terminated by Landlord as hereinafter provided, this Lease shall continue in full force and effect, but the Rent thereafter payable hereunder shall be equitably adjusted as of the date the right to possession vests in the condemning authority. For purposes of this Section 1502, a substantial part of the Demised Premises shall be considered to have been taken if more than ten percent (10%) of the Demised Premises is rendered unusable as a result of such taking or if access to the Demised Premises is denied as a result of such taking. If a significant portion of the Building (but not the Demised Premises) or the Property shall be taken or condemned by any governmental or quasi-governmental authority for any public or quasi-public use or purpose (including a sale thereof under threat of such a taking), then Landlord may, at its option, terminate this Lease by notifying Tenant in writing of such termination within ninety (90) days after the date title thereto vests in such governmental or quasi-governmental authority.

      1503. If the Demised Premises or the Building (a) are declared unsafe by any duly constituted authority having the power to make such determination, or
(b) are the subject of a violation notice or notice requiring substantial repair or reconstruction, Landlord at its option, may terminate this Lease, and in such event, Tenant shall, upon notice reasonably given under the circumstances, surrender said Demised Premises to Landlord and thereupon this Lease shall terminate and the Rent shall be apportioned as of the date of such termination. In such event, Tenant waives all claims for injury, and further waives all claims by reason of any required surrender of possession of the Demised Premises.

                       ARTICLE 16. DAMAGE OR DESTRUCTION

      1601. If the Demised Premises are damaged by the elements or fire or other casualty, and provided that this Lease remains in full force and effect, Landlord shall repair the damage, but the Rent shall not be abated unless the Demised Premises are thereby rendered untenantable in whole or in part; if rendered untenantable only in part, the Rent shall be abated in proportion to the part rendered untenantable; if rendered wholly untenantable, the entire Rent shall be abated provided, however, that in such event

Landlord shall have the right to terminate this Lease as of the date of the occurrence by written notice to Tenant within sixty (60) days thereafter, and in such case the Rent shall be adjusted as of the termination date, and Landlord need not repair or restore.

      1602. If the Building or the Demised Premises shall, in Landlord's opinion, be substantially damaged by the elements or fire or other casualty, or in its opinion cannot be repaired within one hundred eighty (180) days, Landlord shall have the right, by written notice to Tenant within sixty (60) days after said occurrence, to terminate this Lease (unless terminated pursuant to Section
1601) and in such event this Lease shall end no later than sixty (60) days after the date of such notice (which time frame may be shortened based upon safety and other reasonable factors) and the Rent shall be adjusted accordingly.

      1603. If the Demised Premises shall be rendered wholly untenantable as a result of fire or other casualty and is not restored within one hundred eighty
(180) days after the date of such casualty (except for Excusable Delay), then this Lease and the Term hereof may at the election of Tenant be terminated by notice in writing from Tenant to Landlord, provided Tenant serves such notice on Landlord within fifteen (15) days after expiration of the one hundred eighty
(180) day restoration period. In the event of such termination, the Minimum Annual Rent and Additional Rent shall be abated as of the date of such casualty.

      1604. Tenant waives all claims (i) for any damage or injury resulting from any damage or destruction, (ii) for any loss of profits or interruption of business resulting from Tenant's inability to use and occupy the Demised Premises or any part thereof as a result of any damage or destruction, or (iii) by reason of any required surrender of possession of the Demised Premises pursuant to this Article 16.

                           ARTICLE 17. SUBORDINATION

      1701. Tenant acknowledges that this Lease and Tenant's rights hereunder are subject and subordinate to all mortgages now or hereafter placed upon Landlord's estate in the Land, the Building and the Demised Premises.

      1702. If any mortgagee or other person shall acquire title to Landlord's estate in the Demised Premises, the Land or Building by foreclosure, deed in lieu thereof, or otherwise, or, at any time during the Term of this Lease, the landlord of the Demised Premises shall be the holder of a leasehold estate covering premises which include the Demised Premises, and if such leasehold estate shall terminate or be terminated for any reason, Tenant agrees, at the election and upon written notice of any owner of the premises which include the Demised Premises, or, of any mortgagee in possession thereof, or of any holder of a leasehold thereafter affecting premises which include the Demised Premises, to attorn, from time to time, to any such owner, mortgagee or holder, upon the terms and conditions set forth herein for the remainder of the Term demised in this Lease.

      1703. The foregoing provisions shall inure to the benefit of any such owner, mortgagee or holder and shall be self-operative upon any such demand, without requiring any further instrument to give effect to such provisions. Tenant, however, upon demand of any such owner, mortgagee or holder, agrees to execute, from time to time, an instrument in confirmation of the foregoing provisions, satisfactory to any such owner, mortgagee or holder, in which Tenant shall acknowledge such attornment and shall set forth the terms and conditions of its tenancy, which shall be the same as those set forth herein and shall apply for the remainder of the Term originally demised in this Lease. Nothing contained in this article shall be construed to impair any right otherwise exercisable to any such owner, mortgagee or holder.

      1704. Landlord represents that there are currently no mortgages encumbering the Demised Premises. Landlord agrees that it will use its commercially reasonable efforts to obtain from any future mortgagee an agreement not to disturb Tenant's rights under this Lease provided Tenant is not in default, but the failure of Landlord to so obtain a non-disturbance agreement on behalf of Tenant shall in no event constitute a default by Landlord under this Lease, entitle Tenant to any claim for damages, constitute a constructive eviction, or affect the subordination of this Lease to such mortgage. In no event shall Landlord be required to make any payment or incur any expense (other than ordinary administrative expenses) in pursuing or obtaining a non-disturbance agreement on behalf of Tenant.

                     ARTICLE 18. ASSIGNMENT AND SUBLETTING

      1801. (a) Tenant expressly covenants that it shall not by operation of law or otherwise assign, encumber or mortgage this Lease in whole or in part, nor sublet or suffer or permit the Demised Premises or any part thereof to be used by others, without the prior written consent of Landlord in each instance. Any attempt by Tenant to assign, sublet, encumber or mortgage this Lease without the express consent of Landlord shall be null and void. Landlord shall not unreasonably withhold its consent to any proposed assignment or subletting of this Lease.

      (b) If Tenant's interest in this Lease is assigned or if the Demised Premises are sublet to, or occupied by, or used by, any one other than Tenant, whether or not in violation of this Article 18, Landlord may, after default by Tenant, accept from any assignee, subtenant or any one who claims a right to the interest of Tenant under this Lease or who occupies any part(s) or the whole of the Demised Premises the payment of Minimum Annual Rent and Additional Rent and/or the performance of any of the other obligations of Tenant under this Lease, but such acceptance shall not be deemed to be a waiver by Landlord of the breach by Tenant of the provisions of this Article 18 nor a recognition by Landlord that any such assignee, subtenant, claimant or occupant has succeeded to the rights of Tenant hereunder, nor a release by Landlord of Tenant from further performance by Tenant of the covenants on Tenant's part to be paid or performed under this Lease; provided, however, that the net amount of Minimum Annual Rent and Additional Rent collected from any such assignee, subtenant, claimant or occupant shall be applied by Landlord to the Minimum Annual Rent and Additional Rent to be paid hereunder.

      (c) Tenant agrees to pay to Landlord all fees, costs and expenses, including, but not limited to, reasonable attorneys' fees and disbursements, incurred by Landlord in connection with any proposed assignment of this Lease and any proposed sublease of the Demised Premises.

      1802. (a) If Tenant requests Landlord's consent to an assignment of this Lease or a subletting of all or any part of the Demised Premises, Tenant shall submit to Landlord: (i) the name of the proposed assignee or subtenant; (ii) the terms of the proposed assignment or subletting together with a conformed or photostatic copy of the proposed assignment or sublease, which information shall include the effective date of commencement of any such assignment of this Lease or sublease of all or part of the Demised Premises; (iii) the nature of the proposed assignee or subtenant's business and its proposed use of the Demised Premises; (iv) such information as to its financial responsibility and general reputation as Landlord may require; and (v) a summary of plans and specifications, if any, revising the floor layout of the Demised Premises.

      (b) Upon the receipt of all such information from Tenant, Landlord shall within thirty (30) days of its receipt of Tenant's request to assign or sublet, notify Tenant whether Landlord consents to or rejects the proposed assignment or subletting.

      (c) In lieu of either consenting to or rejecting Tenant's request, Landlord shall have the option, to be exercised in writing within said thirty
(30) day period, to cancel and terminate this Lease if the request is to assign this Lease or to sublet all of the Demised Premises or, if the request is to sublet a portion of the Demised Premises only, to cancel and terminate this Lease with respect to such portion. The effective applicable cancellation date shall be that date equivalent to the proposed effective commencement date referred to in Section 1802(a) (ii) above. Landlord and Tenant agree to enter into a written agreement in recordable form to reflect any Lease termination or Lease modification required hereunder.

      (d) If Landlord shall cancel this Lease, Tenant shall surrender possession of the Demised Premises, or the portion of the Demised Premises which is the subject of the request, as the case may be, on the date set forth in such notice in accordance with the provisions of this Lease relating to surrender of the Demised Premises. If this Lease shall be canceled as to a portion of the Demised Premises only, (i) the Minimum Annual Rent payable by Tenant hereunder and Tenant's Percentage of Operating Expenses shall be reduced proportionately according to the ratio that the portion of space surrendered bears to the entire Demised Premises and (ii) Landlord, at Tenant's expense, shall have the right to make any alterations to the Demised Premises required, in Landlord's judgment, to make the portion of the Demised Premises surrendered a self-contained rental unit with access through corridors to the elevators and toilets serving such space. At Landlord's request, Tenant shall execute and deliver an agreement, in form reasonably satisfactory to Landlord, setting forth any modifications to this Lease contemplated or resulting from the operation of this Section; however, neither Landlord's failure to request such agreement nor Tenant's failure to execute such agreement shall vitiate the effect of any cancellation pursuant to this Section.

      1803. (a) If Landlord shall, in its reasonable discretion, consent to a sublease or an assignment pursuant to the request from Tenant, Tenant shall cause to be executed by its assignee or subtenant an agreement to perform faithfully and to assume and be bound by all of the terms, covenants, conditions, provisions and agreements of this Lease for the period covered by the assignment or sublease and to the extent of the space sublet or assigned. An executed counterpart of each sublease or assignment and assumption of performance by the subtenant or assignee, in form and substance approved by Landlord, shall be delivered to Landlord within five (5) days prior to the commencement of occupancy set forth in such assignment or sublease; no such assignment or sublease shall be binding on Landlord until Landlord has received such counterpart as required herein.

      (b) If Landlord shall give its consent to any assignment of this Lease or to any sublease, Tenant shall in consideration therefor pay to Landlord as Additional Rent the following amounts:

            (i) in the case of an assignment, an amount equal to all sums and other considerations paid to Tenant by the assignee for or by reason of such assignment (including, but not limited to, sums paid for the sale of Tenant's fixtures, leasehold improvements, equipment, furniture, furnishings or other personal property less the fair market value of said property determined independently of the consideration offered by the proposed assignee), together with such rental increment paid by such assignee in excess of the Minimum Annual Rent and Additional Rent in the same manner as hereinafter provided in subsection (ii); and

            (ii) in the case of a sublease, any rents, additional charges or other consideration payable under the sublease to Tenant by the subtenant which is in excess of the Minimum Annual Rent and Additional Rent accruing during the term of the sublease in respect of the subleased space (at the rate per square foot payable by Tenant hereunder) pursuant to the terms hereof (including, but not limited to, sums paid for the sale or rental of Tenant's fixtures, leasehold improvements, equipment, furniture, furnishings or other personal property less the fair market value of said property determined independently of consideration offered by the proposed subtenant).

The sums payable under this Section 1803(b) shall be paid to Landlord as Additional Rent if, as and when paid by the assignee or subtenant to Tenant.

      1804. In no event shall any assignment or subletting to which Landlord may consent, release or relieve Tenant from its obligations to fully observe or perform all of the terms, covenants and conditions of this Lease on its part to be observed or performed.

      1805. Consent by Landlord to any assignment or subletting shall not constitute a waiver of the necessity for such consent to any subsequent assignment or subletting.

      1806. In no event shall Tenant offer to assign this Lease or sublet all or any portion of the Demised Premises to any person or entity which Tenant is aware has negotiated with Landlord for the leasing of space in the Building within nine
(9) months of the proposed offer by Tenant.

                       ARTICLE 19. RULES AND REGULATIONS

      1901. Tenant and its agents, employees, invitees, licensees, customers, clients, family members, guests and permitted subtenants and permitted assignees shall at all times abide by and observe the rules and regulations attached hereto as Exhibit "E" and all other rules or regulations that Landlord may promulgate from time to time for the operation and maintenance of the Property, provided that notice thereof is given to Tenant and such other rules and regulations are not inconsistent with the provisions of this Lease and provided further that such rules and regulations are reasonable and are not discriminatory. Nothing contained in this Lease shall be construed as imposing upon Landlord any duty or obligation to enforce any such rules and regulations, or the terms, conditions or covenants contained in any other lease, as against any other tenant, and Landlord shall not be liable to Tenant for the violation of any such rules or regulations by any other tenant or its employees, agents, business invitees, licensees, customers, clients, family members, guests, subtenants or assignees. If there is any inconsistency between this Lease and the rules and regulations set forth in Exhibit "E", this Lease shall govern. Landlord agrees that the rules and regulations shall be uniformly applied to all tenants.

                 ARTICLE 20. PERFORMANCE OF TENANT'S COVENANTS

      2001. If Tenant fails to perform any of its respective obligations hereunder, Landlord may (but shall not be obligated to) perform such obligation, in which event the cost of such performance, including but not limited to attorneys' fees, in instituting, prosecuting or defending any action or proceeding, together with interest thereon at the maximum legal rate from the date of payment, shall be reimbursed by Tenant as Additional Rent upon demand. The performance of such obligation by Landlord shall not constitute a waiver of any right or remedy of Landlord arising from such failure of Tenant.

                           ARTICLE 21. AIR AND LIGHT

      2101. This Lease does not grant any right to air and light.

                              ARTICLE 22. NOTICES

      2201. Any notice or demand given by Landlord to Tenant shall be in writing and shall be deemed to have been duly given if sent by registered or certified mail, return receipt requested, postage prepaid, or sent by a nationally recognized overnight receipted delivery service, or delivered personally, with receipt acknowledged, addressed to Tenant as follows:

                  29 American Pharmed Labs, Inc.
                  270 Sylvan Avenue
                  Englewood Cliffs, New Jersey 07632
                  Attn: Mrs. Teresa Munk, Executive Vice President

or to such other address as Tenant may from time to time designate by written notice to Landlord.

      2202. Any notice or demand to be given by Tenant to Landlord shall be deemed to have been duly given if sent by registered or certified mail, return receipt requested, postage prepaid, or sent by a nationally recognized overnight receipted delivery service, or delivered personally, with receipt acknowledged, addressed to Landlord as follows:

                  Connecticut General Life Insurance Company
                  900 Cottage Grove Road, S-311
                  Hartford, Connecticut 06152-2311
                  Attn: Daryl Krivanec

with a copy to:   McCarter & English
                  Four Gateway Center
                  100 Mulberry Street
                  Newark, New Jersey 07101
                  Attn: Martin F. Dowd, Esq.

or to such other address or addresses as Landlord may from time to time designate by written notice to Tenant.

      2203. Notice sent in compliance with the provisions of this Section shall be deemed given on the date of service if delivered personally, on the business day next following the day on which notice was sent if sent by overnight mail, or three (3) business days next following the day on which notice was sent if sent by registered or certified mail.

                       ARTICLE 23. INTENTIONALLY OMITTED

                         ARTICLE 24. EVENTS OF DEFAULT

      2401. The occurrence of any of the following shall constitute a default under this Lease:

      (a) If Tenant shall fail to pay any installment of Minimum Annual Rent or Additional Rent when due, or fail to pay when due any other payment required by this Lease;

      (b) If Tenant shall violate or fail to perform any other term, condition, covenant or agreement to be performed or observed by Tenant under this Lease;

      (c)   If Tenant shall abandon or vacate the Demised Premises;

      (d) If Tenant shall generally not pay its debts as they become due, or shall admit in writing its inability to pay its debts, or shall make a general assignment for the benefit of creditors;

      (e) If Tenant shall remove, or attempt to remove, or manifest an intention to remove Tenant's goods or property from the Demised Premises (except in the ordinary and usual course of business) without having first paid Landlord all installments of Minimum Annual Rent and Additional Rent for the balance of the Term;

      (f) If Tenant shall commence any case, proceeding or other action seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property, and such case, proceeding or other action results in the entry of an order for relief against it which remains undismissed for a period of ninety (90) days;

      (g) If any case, proceeding or other action against Tenant or any guarantor of Tenant's obligations hereunder shall be commenced seeking to have an order for relief entered against it as debtor, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property, and such case, proceeding or other action results in the entry of an order for relief against it which remains undismissed for a period of ninety (90) days;

      (h) With respect to any guarantor or surety of this Lease, the filing by or against it of a petition or adjudication as a bankrupt or insolvent, or for reorganization or appointment of a receiver or trustee of its property; the making of an assignment by it for the benefit of creditors; or the taking of statutory authority for its dissolution or liquidation;

      (i) The merging of any corporate surety or guarantor of this Lease with another entity, or the liquidation or dissolution of such surety or guarantor or the change of control of such surety or guarantor caused by the transfer of stock of such surety or guarantor, except by reason of the death of any shareholder thereof; and

      (j) Any surety or guarantor of this Lease fails to comply with all the provisions of the suretyship or guaranty agreement.

             ARTICLE 25. RIGHTS OF LANDLORD UPON DEFAULT BY TENANT

      2501. If Tenant shall be in default under this Lease, Landlord shall have the right, at its sole option, to terminate this Lease, provided Landlord shall give Tenant ten (10) business days' prior notice of Lease termination with respect to any monetary defaults hereunder, and thirty (30) days' prior notice of Lease termination as to non-monetary defaults which notice shall specify the alleged default. The termination notice may be cured within the applicable ten (10) and thirty (30) day periods as above provided if Tenant cures the default occasioning such termination notice; and with respect to the non-monetary defaults if the cure cannot be effectuated within the thirty (30) day period, but Tenant is diligently prosecuting any such cure, the termination notice will be extended for such reasonable time as may be necessary for Tenant to effectuate such cure. In the event of a default beyond any applicable grace period, the balance of all Rent and other charges to become due throughout the Term hereof shall, at the option of Landlord, be accelerated and shall be immediately due and payable, and Landlord may in its own name, but as agent for Tenant, assign, sublet or relet the Demised Premises for any period equal to or greater or less than the remainder of the Term hereof for any sum which Landlord may deem reasonable to any lessee Landlord may select, and for any use or purpose which Landlord may designate. With or without terminating this Lease, Landlord may re-enter and take possession of the Demised Premises and the provisions of this Article 25 shall operate as a notice to quit, any other notice to quit or of Landlord's intention to re-enter the Demised Premises being hereunder expressly waived. If necessary, Landlord may proceed to recover possession of the Demised Premises under and by virtue of the laws of the State of New Jersey or by such other proceedings, including re-entry and possession, as may be applicable. If Landlord elects to terminate this Lease, everything contained in this Lease on the part of Landlord to be done and performed shall cease without prejudice, however, to the right of Landlord to recover from Tenant all Rent and other sums accrued up to the time of termination or recovery of possession by Landlord, whichever is later, all broker commissions and the cost of all improvements to the Demised Premises incurred by Landlord in connection with the Lease, and all Rent remaining to be paid under this Lease. Whether or not this Lease is terminated by reason of Tenant's default, Landlord shall take all reasonable steps to mitigate damages. If the full rental provided herein plus the costs, expenses and damages hereafter described shall not be realized by Landlord, Tenant shall be liable for all damages sustained by Landlord, including, without limitation, deficiency in Minimum Annual Rent and Additional Rent, reasonable attorneys' fees, brokerage fees, and the expense of placing the Demised Premises in first-class rentable condition. Landlord shall in no way be responsible or liable for any failure to relet the Demised Premises or any part thereof, or any failure to collect any Rent due and/or accrued from such reletting, to the end and intent that Landlord may elect to hold Tenant liable for the Minimum Annual Rent, Additional Rent, and any and all other items of cost and expense which Tenant shall have been obligated to pay throughout the remainder of the Lease Term. Any damages or loss of Rent sustained by Landlord may be immediately recovered by Landlord, at Landlord's option, at the time of the reletting, or in separate actions, from time to time, as said damages shall have been made more easily ascertainable by successive relettings, or, at Landlord's option, may be deferred until the expiration of the Lease Term, in which event Tenant hereby agrees that the cause of action shall not be deemed to have accrued until the date of expiration of the Lease Term. The provisions contained in this Section shall be in addition to, and shall not prevent the enforcement of, any claim Landlord may have against Tenant for anticipatory breach of this Lease.

      2502. All rights and remedies of Landlord set forth herein are in addition to all other rights and remedies available to Landlord at law or in equity. All rights and remedies available to Landlord hereunder or at law or in equity are expressly declared to be cumulative. The exercise by Landlord of any such right or remedy shall not prevent the concurrent or subsequent exercise of any such right or remedy. No delay in the enforcement or exercise of any such right or remedy shall constitute a waiver of any default by Tenant hereunder or of any of Landlord's rights or remedies in connection therewith. Landlord shall not be deemed to have waived any default by Tenant hereunder unless such waiver is set forth in a written instrument signed by Landlord. If Landlord waives in writing any default by Tenant, such waiver shall not be construed as a waiver of any covenant, condition or agreement set forth in this Lease except as to the specific circumstances described in such written waiver. The rights hereunder granted to Landlord shall also be the rights of Tenant in the same manner as hereinabove provided for Landlord.

      2503. If Landlord shall institute proceedings against Tenant and a compromise or settlement thereof shall be made, the same shall not constitute a waiver by Landlord of any future breach or of any other covenant, condition or agreement set forth herein, nor of any of Landlord's rights hereunder. Neither the payment by Tenant of a lesser amount than the installments of Minimum Annual Rent, Additional Rent or of any sums due hereunder nor any endorsement or statement on any check or letter accompanying a check for payment of Rent or other sums payable hereunder shall be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Rent or other sums or to pursue any other remedy available to Landlord. No re-entry by Landlord, and no acceptance by Landlord of keys from Tenant, shall be considered an acceptance of a surrender of this Lease.

      2504. If Tenant defaults in the making of any payment or in the doing of any act herein required to be made or done by Tenant beyond any applicable grace period, then Landlord may, but shall not be required to, make such payment or do such act. If Landlord elects to make such payment or do such act, all costs and expenses incurred by Landlord, plus interest thereon at the rate per annum, which is two percent (2%) higher than the "prime rate" then being published by Citibank, N.A., at the main branch bank in New York City, from the date paid by Landlord to the day of payment thereof by Tenant, shall be immediately paid by Tenant to Landlord; provided, however, that nothing contained herein shall be construed as permitting Landlord to charge or receive interest in excess of the maximum legal rate then allowed by law. The taking of such action by Landlord shall not be considered as a cure of such default by Tenant or prevent Landlord from pursuing any remedy it is otherwise entitled to in connection with such default.

      2505. Tenant expressly waives the benefit of any and all laws now made or which may hereafter be made, exempting or releasing goods on said Demised Premises in any way belonging to Tenant, from levy and sale upon distress for Rent or other charges herein reserved or payable as Rent, or upon an execution on any judgment obtained in an action brought for nonpayment of Rent, or in any and all suits, actions or proceedings, amicable or otherwise, for the collection of Rent or other charges herein reserved or payable as Rent due and in arrears, for any expense incurred in removing rubbish or refuse matter from said Demised Premises, and for any damage for the non-fulfillment of any of the covenants herein contained.

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

      2506. All remedies hereinbefore given to Landlord and all rights and remedies given to it at law and in equity shall be cumulative and concurrent.

                               ARTICLE 26. ACCESS

      2601. Landlord and its authorized representatives may enter the Demised Premises at any time to inspect, make repairs, replacements and improvements to or installations in the Demised Premises or any Building system or facility which Landlord may deem necessary or reasonably desirable or to perform following Tenant's failure to make repairs or perform under this Lease or for the purpose of complying with laws, regulations and other directions of governmental authorities or to show the Demised Premises to prospective purchasers, investors, encumbrancers, tenants or other parties, or for any other purpose Landlord deems necessary, and may, in such event, take any necessary materials and equipment into the Demised Premises without the same constituting an eviction, provided that such repairs, replacements, improvements and alterations do not result in a material diminution in the size or utility of the Demised Premises. Tenant shall not be entitled to any abatement of Rent while such work is in progress or to any damages by reason of loss or interruption of business or otherwise. In the event Landlord so enters the Demised Premises, it shall:

      (a) except in the case of emergency, give Tenant reasonable advance notice of such entry;

      (b) so effect such repairs (except emergency repairs) and installations and store such equipment and materials as to minimize, so far as practicable, interference with Tenant's normal business operations (but Landlord shall not be obligated to effect such repairs or installations before or after Business Hours); and

      (c) with reasonable promptness, restore the portion of the Demised Premises adversely affected by such repairs or installations.

      2602. If Tenant is not present to open and permit entry into the Demised Premises, Landlord or its authorized representatives may enter the same whenever such entry may be necessary or permissible by master key or forcibly and provided reasonable care is exercised to safeguard Tenant's property and such entry shall not render Landlord or its agents liable therefor, nor in any event shall the obligations of Tenant hereunder be affected. If prior to the expiration of the Term of this Lease Tenant shall have removed all or substantially all of Tenant's property therefrom, Landlord may immediately enter, alter, renovate or redecorate the Demised Premises without limitation or abatement of Rent, or incurring liability to Tenant for any compensation and such act shall have no effect on this Lease or Tenant's obligations thereunder.

                          ARTICLE 27. CUSTOM AND USAGE

      2701. Landlord and Tenant shall have the right at all times to enforce the covenants and conditions of this Lease in strict accordance with the terms hereof despite any conduct or custom on the part of either Landlord or Tenant in refraining from so doing at any time or times, and despite any contrary law, usage or custom or any failure by Landlord to enforce its rights at any time or times.

               ARTICLE 28. SCOPE AND INTERPRETATION OF AGREEMENT

      2801. This Lease is the only agreement between the parties hereto pertaining to the Demised Premises, and all negotiations and oral agreements are included herein. The laws of the state in which the Demised Premises is located shall govern the validity, interpretation, performance and enforcement of this Lease.

                              ARTICLE 29. CAPTIONS

      2901. Any headings preceding the text of the several Articles and subparagraphs hereof are inserted solely for convenience of reference and shall not constitute a part of this Lease nor shall they affect its meaning, construction or effect.

                            ARTICLE 30. SEVERABILITY

      3001. If any provision of this Lease is held to be invalid, the remaining provisions shall not be affected thereby, but shall continue in full force and effect.

                  ARTICLE 31. PARTIES; SUCCESSORS AND ASSIGNS

      3101. The term "Tenant" shall refer to each and every person or party mentioned as a Tenant herein, be the same one or more. If there shall be more than one Tenant, they shall be bound jointly and severally by all of the terms, covenants and agreements of this Lease and any notice required or permitted by the terms of this Lease may be given by or to any one thereof and shall have the same force and effect as if given by or to all.

      3102. The term "Landlord" as used in this Lease shall refer only to the owner for the time being of Landlord's estate in the Demised Premises or the Building of which it is a part. Landlord shall be and is hereby relieved of all covenants and obligations of Landlord hereunder after the date of transfer of Landlord's estate in the Demised Premises or the Building of which it is a part, and it shall be construed without further agreement between the parties that the transferee has assumed and agreed to carry out any and all covenants and obligations of Landlord hereunder during such time as said transferee shall own or hold Landlord's estate or interest in the Demised Premises or the Building of which it is a part. Tenant agrees to attorn to any such purchaser or transferee upon all terms and conditions of this Lease. The provisions of this Article 31 shall apply to each successive transfer of Landlord's interest or estate. The liability of Landlord under this Lease shall be and is hereby limited to Landlord's interest in the Demised Premises and the Building of which it is a part, and no other asset of Landlord shall be affected by reason of any liability which Landlord may have to Tenant or to any other person by reason of this Lease, the execution thereof, or the acquisition of Landlord's interest. In no event shall any partner of Landlord or any other person or entity be held to have any personal liability for satisfaction of any claims or judgments that Tenant may have against Landlord.

      3103. Subject to the provisions of 3102 hereof, all rights, obligations and liabilities hereupon given to or imposed upon the respective parties hereto shall extend to and bind the several and respective heirs, executors, administrators, successors, sub-tenants and assigns of said parties.

                         ARTICLE 32. PARKING PRIVILEGES

      3201. Tenant, in consideration of leasing the Demised Premises, is hereby entitled to thirty-eight (38) parking spaces, five (5) of which shall be covered reserved spaces on Level C and three (3) of which shall be reserved in the front of the Building, as set forth on the Parking Plan attached hereto as Exhibit "F", and the remainder of which shall be unassigned; any additional parking spaces required or used by Tenant shall only be available after obtaining Landlord's prior approval. Landlord shall have, in its absolute discretion, the right to assign parking spaces. Tenant covenants and agrees to comply with all reasonable rules and regulations which Landlord may from time to time make to assure proper use of parking spaces by permitted users, including but not limited to the prohibition of overnight parking. Landlord's remedies under such rules and regulations may include, but shall not be limited to, the right to tow away at owner's expense any vehicles not parked in compliance with these rules and regulations. Landlord shall not be responsible to Tenant for the non-compliance or breach by any other tenant of said rules and regulations.

                   ARTICLE 33. SURRENDER OF DEMISED PREMISES

      3301. On the Termination Date, or earlier permitted termination of the Lease Term, Tenant shall quit and surrender the Demised Premises in good and orderly condition and repair (reasonable wear and tear, and damage by fire or other casualty excepted) and shall deliver and surrender the Demised Premises to Landlord peaceably, together with all alterations, additions and improvements in, to or on the Demised Premises made by Tenant as permitted under the Lease. Landlord reserves the right, however, to require Tenant at its cost and expense to remove any alterations or improvements in accordance with Article 7 of this Lease and/or installed by Tenant in violation of this Lease, which covenant shall survive the surrender and the delivery of the Demised Premises as provided hereunder. Prior to the expiration of the Lease Term, Tenant shall remove all of its property, equipment and trade fixtures from the Demised Premises without damage, leaving the Demised Premises in broom-clean condition. All property not removed by Tenant shall be deemed abandoned by Tenant and Landlord reserves the right to charge the cost of such removal to Tenant, which obligation shall survive the Lease termination and surrender hereinabove provided. If the Demised Premises be not surrendered at the end of the Lease Term, or if the Demised Premises are damaged, Tenant shall indemnify Landlord against loss or liability resulting from delay by Tenant in surrendering the Demised Premises, and/or removal of Tenant's property, including, without limitation any claims made by any succeeding tenant founded on the delay and/or damage. In addition to the foregoing, Landlord and Tenant have agreed that in the event of any unauthorized holdover Landlord's damages shall include but shall not be limited to a monthly use and occupancy charge to be computed at the rate of 150% of the monthly installment of Minimum Annual Rent and Additional Rent then due and payable. The payment of the use and occupancy charge, in the event of such Tenant holdover, shall not be deemed or construed to create a further relationship of Landlord and Tenant hereunder. Such sum shall not derogate from or diminish the additional damages resulting from Tenant's holdover as hereinabove provided. All Minimum Annual Rent and Additional Rent adjustments and executory covenants as in the Lease provided shall survive the Lease termination and surrender of the Demised Premises in accordance with their terms.

                              ARTICLE 34. BROKERS

      3401. Tenant represents that it has not dealt with any other real estate brokerage firm other than the Brokers with regard to the leasing of the Demised Premises pursuant to the terms of this Lease. Tenant agrees to indemnify and hold Landlord and its mortgagee(s) harmless from any and all claims of brokers other than Brokers claiming to have dealt with Tenant and expenses in connection therewith arising out of or in connection with the negotiation of or the entering into this Lease by Landlord and Tenant due to any action of Tenant.

      3402. When this Lease is signed by and delivered to both Landlord and Tenant, Landlord shall pay a real estate commission to Landlord's Broker, as provided in the written agreement between Landlord and Landlord's Broker for services rendered to Landlord by Landlord's Broker in this transaction. When this Lease is signed by and delivered to both Landlord and Tenant, Landlord shall pay a commission to Tenant's Broker upon the terms and conditions of a written agreement to be entered into between Landlord and Tenant's Broker in a form and substance satisfactory to Landlord.

                        ARTICLE 35. SIGNAGE AND FIXTURES

      3501. Except for the Permitted Signage as described in Exhibit "B", no sign, advertisement or notice referring to Tenant (other than signs located in the interior of the Demised Premises and not visible from the exterior of the Demised Premises), including any sign and/or furnishing which can be seen on the exterior of the Demised Premises, shall be inscribed, painted, affixed or otherwise displayed on any part of the exterior or the interior of the Building, except on the directories and the doors of offices and such other areas as are designated by Landlord, and then only in such place, number, size, color and style as are approved by Landlord, which approval shall not be unreasonably withheld or delayed. All of Tenant's signs that are approved by Landlord shall be installed by Landlord at Tenant's cost and expense, and in accordance with
Article 7. If any sign, advertisement or notice that has not been approved by Landlord is exhibited or installed by Tenant, Landlord shall have the right to remove the same at Tenant's expense. Landlord shall have the right to prohibit any advertisement of or by Tenant which in its opinion tends to impair the reputation of the Building or its desirability as a high-quality office building and, upon written notice from Landlord, Tenant shall immediately refrain from and discontinue any such advertisement. Landlord reserves the right to affix, install and display signs and notices on any part of the exterior or interior of the Building. Tenant may list the name of its firm, together with the names of all officers of Tenant located at the Demised Premises, on the office directory in the lobby, at no additional charge to Tenant.

      3502. Landlord shall have the right to prescribe the weight and position of safes, and other heavy equipment and fixtures, which, if allowed by Landlord, shall be installed in such manner in order to distribute their weight adequately. Tenant, in any event, shall not install any furniture, fixtures or equipment which shall exceed specified floor loads of the Building. Any and all damage to the Demised Premises or the Building caused by moving the same in or upon the Demised Premises, shall be repaired by and at the sole cost of Tenant. No furniture, equipment or other bulky matter of any description will be received into the Building or carried in the elevators, except as approved by Landlord, and all such furniture, equipment and other bulky matter shall be delivered only through the designated delivery entrance of the Building and the designated freight elevator. Landlord may, but shall not be obligated to, supervise all moving of furniture, equipment and other materials, but Landlord shall not, however, be responsible for any damage to or charges for moving the same. Tenant agrees to remove promptly from the sidewalks adjacent to the Building any of Tenant's furniture, equipment or other material there delivered or deposited. Tenant agrees that delivery of furniture, fixtures and equipment shall be subject to Landlord's prior designation of the time of delivery during normal Business Hours and of the access areas for the entry of such furniture, fixtures and equipment, as Landlord shall direct, except Tenant shall have the right to move in on weekends, and subject to prior approval of Landlord, during normal working hours.

                           ARTICLE 36. FORCE MAJEURE

      3601. Except for the payment of Rent and any other monetary obligation of Tenant herein, whenever a period of time is herein prescribed for the taking of any action by Landlord or Tenant, such party shall not be liable or responsible for, and there shall be excluded from the computation of such period of time, any delays due to Excusable Delay.

                 ARTICLE 37. COMPLIANCE WITH ENVIRONMENTAL LAWS

      3701. Tenant agrees to comply with all applicable environmental laws, rules and regulations, including but not limited to the Industrial Site Recovery Act (N.J.S.A. 13:lk-6 et seq.), as same may be amended ("ISRA"). Tenant shall not conduct any operations that shall cause the Building or the Demised Premises to be deemed an "industrial establishment" as defined in ISRA.

      3702. Tenant hereby agrees to execute such documents Landlord reasonably deems necessary and to make such applications as Landlord reasonably requires to assure compliance with ISRA. Tenant shall bear all costs and expenses incurred by Landlord associated with any required ISRA compliance resulting from Tenant's use of the Demised Premises including but not limited to state agency fees, engineering fees, clean-up costs, filing fees and suretyship expenses. As used in this Lease, ISRA compliance shall include applications for determinations of nonapplicability by the appropriate governmental authority. The foregoing undertaking shall survive the termination or sooner expiration of the Lease and surrender of the Demised Premises and shall also survive sale, lease or assignment of the Demised Premises by Landlord. Tenant shall immediately provide Landlord with copies of all correspondence, reports, notices, orders, findings, declarations and other materials pertinent to Tenant's compliance and the New Jersey Department of Environmental Protection and Energy's requirements under ISRA as they are issued or received by Tenant.

      3703. Tenant shall not generate, store, manufacture, refine, transport, treat, dispose of, or otherwise permit to be present on or about the Demised Premises, any Hazardous Substances.

      3704. Tenant agrees to indemnify and hold harmless Landlord and each mortgagee of the Demised Premises from and against any and all liabilities, damages, claims, losses, judgments, causes of action, costs and expenses (including the reasonable fees and expenses of counsel) which may be incurred by Landlord or any such mortgagee or threatened against Landlord or such mortgagee, relating to or arising out of any breach by Tenant of this Article 37, which indemnification shall survive the expiration or sooner termination of this Lease.

      3705. Landlord represents that, to the best of its knowledge, the Building contains no asbestos containing material in friable form. If it is determined that the Demised Premises contained any such asbestos containing material as of the date the Demised Premises was delivered to Tenant, such asbestos shall be removed or encapsulated at Landlord's expense, if required by and in accordance with applicable law. The asbestos removal shall be conducted in such a manner so as to reasonably minimize any interference with Tenant's business operations. Tenant shall cooperate with Landlord's contractors in connection with such removal.

                       ARTICLE 38. ESTOPPEL CERTIFICATES

      3801. Tenant shall, from time to time, within ten (10) days of Landlord's written request, execute, acknowledge and deliver to Landlord a written statement certifying that the Lease is unmodified and in full force and effect, or that the Lease is in full force and effect as modified and listing the instruments of modification; the dates to which the Minimum Annual Rent and Additional Rent and charges have been paid; and, to the best of Tenant's knowledge, whether Landlord is in default hereunder, and if so, specifying the nature of the default and any such other reasonable information as may be requested. It is intended that any such statement delivered by Tenant pursuant to this Section 3801 may be relied on by a prospective purchaser of Landlord's interest or mortgagee of Landlord's interest or assignee of any mortgage of Landlord's interest.

      3802. Tenant's failure to deliver the statement required in Section 3801 within such time shall be conclusive upon Tenant that: (i) this Lease is in full force and effect and not modified except as Landlord may represent; (ii) not more than one (1) monthly installment of Minimum Annual Rent has been paid in advance; (iii) there are no defaults; and (iv) notices to Tenant shall be sent to Tenant's mailing address as set forth in this Lease. Notwithstanding the presumptions of this Section, Tenant shall not be relieved of its obligation to deliver the statement required in Section 3801.

                        ARTICLE 39. WAIVER OF JURY TRIAL

      3901. Landlord and Tenant each hereby waive trial by jury in any action, proceeding or counterclaim brought by either of them against the other in connection with any matter arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant hereunder, Tenant's use or occupancy of the Demised Premises, and/or any claim of injury or damage.

                              ARTICLE 40. SECURITY

      4001. As security for the performance by Tenant of all the terms, conditions and covenants of this Lease upon Tenant's part to be performed, Tenant shall provide to Landlord an irrevocable letter of credit in the amount of $175,000.00 in form and substance satisfactory to Landlord (the "Letter of Credit" or "Security"). The Letter of Credit shall be the type which is automatically renewed on an annual basis. Each Letter of Credit will be issued by a bank approved by Landlord and in the locale of the Demised Premises. Each Letter of Credit will contain a provision requiring the issuer thereof to give the Landlord and Tenant sixty (60) days advance written notice of its intention not to renew the Letter of Credit on the next annual renewal date. Landlord shall have the right regardless of the exercise of any other remedy the Landlord may have by reason of a default of Tenant, to draw upon said Letter of Credit in the following instances (i) to cure any default of Tenant of its obligations under this Lease after the applicable cure period, including without limitation, any sum which Landlord may spend or may be required to spend by reason of Tenant's default, including without limitation, any damages or deficiency in reletting of the Demised Premises, whether such damages or deficiency accrued before or after summary proceedings or other re-entry by Landlord or (ii) in the event Tenant shall fail to deliver to Landlord a substitute irrevocable Letter of Credit, in the amount stated above as such amount may be reduced in accordance with this Section 4001, on a date (the "Annual Renewal Date"), which shall be a date on or before thirty (30) days prior to the expiration of the Letter of Credit. If Landlord draws on the Letter of Credit, any amount not applied shall be retained as a cash security for the performance by Tenant of all terms, conditions and covenants of this Lease upon Tenant's part to be performed. If Landlord draws on the Letter of Credit in accordance with the terms of this Lease, Tenant shall, upon demand, additionally fund the Letter of Credit with the amount so drawn (less the amount of any funds held as cash security in accordance with the immediately preceding sentence) so that Landlord shall have the full deposit on hand at all times during the Term of this Lease. In the event of a sale of the Demised Premises or lease of the Demised Premises subject to this Lease, Landlord shall transfer the Letter of Credit to the vendee or lessee and upon prior notice from Landlord Tenant shall change the named beneficiary in the Letter of Credit to the name of the applicable transferee. Tenant shall not assign or encumber or attempt to assign or encumber the Letter of Credit, and neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance. Tenant shall have the right, at any time, to replace the Letter of Credit with a cash security deposit. Any cash portion of the Security shall be held by Landlord without interest and may be commingled with other funds of Landlord. The Security shall be applied by Landlord toward the cost of repairing or replacing any equipment damaged or removed from the Demised Premises and toward repair of damage (other than ordinary wear and tear) to the Demised Premises or for any other liabilities or indebtedness of Tenant to Landlord. The Security is not to be used or applied by Tenant as a substitute for rent due any month but may be so applied by Landlord at any time at Landlord's option. The use, application or retention of the Security, or any portion thereof, by Landlord shall not prevent Landlord from exercising any other right or remedy provided by this Lease or by law and shall not operate as a limitation on any recovery to which Landlord may otherwise be entitled. If any portion of the Security is used, applied or retained by Landlord for the purpose set forth above, Tenant agrees, within ten
(10) days after a written demand therefor is made by Landlord, to deposit cash with Landlord in an amount sufficient to restore the Security to its required amount; however, nothing contained herein shall require Landlord to make such demand upon Tenant. The Security, or the balance thereof, will be refunded to Tenant within thirty (30) days after the end of the Lease Term. Provided that no Event of Default by Tenant under this Lease is existing and uncured, Tenant shall have the right, upon each Annual Renewal Date, to replace the Letter of Credit with a Letter of Credit in an amount reduced by $19,000.00 per year.

                           ARTICLE 41. RENEWAL OPTION

      4101. Tenant is granted the right and option to extend the term of this Lease for one (1) renewal period of five (5) years, upon the following conditions:

      (a) Such option must be exercised, if at all, by notice of Tenant to Landlord given not later than nine (9) months prior to the expiration of the prior Term, with time being of the essence as to said date. The failure of Tenant to furnish such notice to Landlord in a timely manner as provided in this subsection shall constitute a waiver by Tenant of Tenant's option to renew and shall release Landlord from any obligation to extend the Term.

      (b) At the time of exercise of such option, and as of the date of commencement of such renewal period, this Lease shall be in force and there shall exist no default by Tenant which remains uncured beyond any applicable grace period.

      (c) If the foregoing option is effectively exercised, all the terms and conditions contained in this Lease shall continue to apply during the renewal period except that the Minimum Annual Rent payable during the renewal period shall be equal to the prevailing fair market rental (taking into account any concessions typically offered to a renewal, including free rent) for comparable space in the Bergen County area (the "Comparison Area"), as of the date which is six (6) months prior to the expiration of the prior Term (the "Rent Determination Date"), as mutually determined by the parties using their best good faith efforts at the time of the exercise of the renewal option hereunder, which rent shall be payable in advance in equal monthly installments (without notice, deduction or set-off) commencing on the first day of the first month of the renewal period and on the first day of each subsequent month during each renewal period. If the parties are unable to agree upon the fair market rental of comparable space by the Rent Determination Date, said rental rate shall be determined by arbitration in the following manner:

      (i) Landlord and Tenant shall each appoint one arbitrator who shall, by profession, be an M.A.I. real estate appraiser, who shall have been active over the five (5) year period ending on the date of Tenant's exercise of said option in the appraisal of commercial and industrial properties in the Comparison Area. Each such arbitrator shall be appointed within fifteen (15) days after the Rent Determination Date.

      (ii) The two arbitrators so appointed shall, within fifteen (15) days of the date of the appointment of the last appointed arbitrator agree upon and appoint a third arbitrator who shall be qualified based upon the same criteria set forth hereinabove or qualification of the initial two arbitrators.

      (iii) The three arbitrators shall within thirty (30) days of the appointment of the third arbitrator reach a decision and notify Landlord and Tenant thereof.

      (iv) The decision of the majority of the three arbitrators shall be binding upon Landlord and Tenant. Failure of a majority of said arbitrators to reach agreement shall result in the prevailing fair market rental for comparable space in the Comparison Area being designated by averaging the appraisals for the three arbitrators, ignoring for the purposes of such averaging any portion of the high and low appraisal which is more than ten (10%) percent in excess of or less than the middle appraisal.

      (v) If either Landlord or Tenant fails to appoint an arbitrator within the time period in subparagraph (i) hereinabove, the arbitrator appointed by one of them shall reach a decision, notify Landlord and Tenant thereof, and such arbitrator's decision shall be binding upon Landlord and Tenant.

      (vi) If the two arbitrators fail to agree upon and appoint a third arbitrator, such matter shall be forthwith submitted to arbitration under the provisions of the American Arbitration Association.

      (vii) Each party shall pay for the cost of the arbitrator it selects. The cost of the third arbitrator shall be paid by Landlord and Tenant equally.

      (viii) In no event shall the rent payable during any renewal period be less than the rent payable immediately preceding such renewal period.

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

      (d) The option to renew granted to Tenant is personal to Tenant and may not be exercised or assigned, voluntarily or involuntarily, by or to any other person or entity other than Tenant.

                           ARTICLE 42. SATELLITE DISH

      4201. Tenant is hereby granted a revocable license to use a portion of the roof of the Building for the installation, use and maintenance of a satellite dish, together with the required wiring and equipment in connection therewith (collectively referred to as the "Satellite Dish"). Landlord grants to Tenant the right to erect, install and maintain the Satellite Dish on the top of the Building throughout the term of the Lease, subject to the following terms and conditions:

      (a) For each month that the Satellite Dish is maintained on the roof, Tenant shall pay to Landlord as Additional Rent the greater of (i) Five Hundred Dollars ($500.00), or (ii) One Hundred Dollars ($100.00) per square foot occupied by the Satellite Dish. Tenant shall provide, install, maintain, operate and remove the Satellite Dish at its sole cost and expense.

      (b) The Satellite Dish shall be no greater than two (2) feet in diameter and shall be installed on a non-penetrating and cushioned ballast frame. The Satellite Dish shall be located near the center of the roof, and shall not be visible from the ground. The installation of the Satellite Dish shall not cause any excess structural stress affecting the load-bearing capacity of the roof.

      (c) The Satellite Dish shall be installed on the roof of the Building only in accordance with plans and specifications approved by Landlord. The exact location of the Satellite Dish, the method of installation, and the location and securing of all wire connections between the Satellite Dish and the Demised Premises, shall be subject to the prior approval of Landlord.

      (d) The Satellite Dish shall be installed by contractors pre-approved by Landlord, in a good and workmanlike manner and in accordance with the reasonable directions of Landlord relative thereto. The Tenant and/or its contractors shall provide all appropriate insurance for such installation, including, but not limited to workers compensation insurance. Tenant's installation and removal of the Satellite Dish shall comply with the terms of Article 15 of this Lease.

      (e) All permits and approvals required to erect, install and maintain the Satellite Dish shall be obtained by Tenant and furnished to Landlord prior to installation.

      (f) In no event shall the installation of the Satellite Dish or any wiring penetrate the roof of the building.

      (g) The Satellite Dish shall be designed, constructed, installed, maintained and operated in compliance with all applicable rules and regulations of the Federal

      Communications Commission, and all other applicable governmental construction and electrical codes and good engineering practices.

      (h) Any damage to the Building or other property of Landlord or any other tenant resulting from the installation or maintenance of the Satellite Dish shall be promptly repaired at Tenant's sole cost and expense.

      (i) The installation, maintenance and operation of the Satellite Dish shall not interfere with the present or future use of the Building by Landlord or any other tenant, nor shall it cause any radio, television or telephone interference, or cause signal interference to any communication equipment operating at the Building. In the event any interference is caused by Tenant's equipment, Tenant shall immediately remove the Satellite Dish at its sole cost and expense.

      (j) Landlord shall have no liability for any damage to, or caused by, the Satellite Dish. Tenant indemnifies and agrees to hold Landlord harmless from any loss or damage which Landlord may sustain in connection with the Satellite Dish, including all liabilities, costs or expenses of any kind or nature incurred in connection with any claim or proceeding brought thereon and the defense thereof.

      (k) Tenant shall maintain throughout the term of this Lease comprehensive liability insurance protecting Landlord, Landlord's agents and any mortgagee from any liability, damages, costs or expenses in connection with the installation, use or maintenance of the Satellite Dish, and shall supply the appropriate certificate of such insurance. Any increase in insurance cost resulting from the installation or maintenance of the Satellite Dish shall be paid by Tenant upon demand.

      (l) The Satellite Dish shall be removed by Tenant by contractors pre-approved by Landlord, in a good and workmanlike manner, upon the expiration or earlier termination of the Lease, at Tenant's sole cost and expense.

      (m) Landlord agrees to reasonably cooperate with Tenant, at Tenant's request and at Tenant's sole cost and expense, to secure any permits which may be required for the Satellite Dish.

      (n) Landlord reserves the right as it may reasonably require to suspend the operation of the Satellite Dish for such reasonable time as Landlord may require in connection with the repair, maintenance and replacement of the roof.

                        ARTICLE 43. SUBMISSION TO TENANT

      4301. The submission of an unsigned copy of this document to Tenant for Tenant's consideration does not constitute an offer to lease the Demised Premises or an option to or for the Demised Premises. This document shall become effective and binding only upon the execution and delivery of this Lease by both Landlord and Tenant.

      IN WITNESS WHEREOF, the parties have caused these presents to be duly executed as a sealed instrument as of the day and year first above written.

WITNESS/ATTEST:                       Landlord:

                                      CONNECTICUT GENERAL LIFE INSURANCE
                                      COMPANY

                                      By:  CIGNA INVESTMENTS

/s/                                        By: /s/ James H. Rogers
--------------------------------              ------------------------------
                                           Name: JAMES H. ROGERS
                                           Title: MANAGING DIRECTOR

WITNESS/ATTEST:                       Tenant:

                                      AMERICAN PHARMED LABS, INC.
/s/                                   By: /s/ Alan N. Alpern
--------------------------------          ----------------------------------
Controller                            Name: Alan N. Alpern
American Pharmed Labs Inc.            Title: CFO

                                    EXHIBIT A

                         FLOOR PLAN FOR DEMISED PREMISES

                                 [FLOOR PLAN]

                                    EXHIBIT B

                                PERMITTED SIGNAGE

Signage (consisting of Company name and/or logo) shall be placed on the door of the approx. 6000 sq. ft. through which entry is made from the exterior (without entering the lobby). It will be similar in size to the existing signage left by a previous tenant.

A similar sign will be situated inside the lobby on the glass doors through which entry from the lobby in the approx. 3000 sq. ft. can now be made. This sign will also consist of the company name and/or logo and indicate that entrance to APL should be made from the exterior entrance door to the approx. 6000 sq. ft. space. It will be positioned in a manner similar to current tenant signage.

                                    EXHIBIT C

                             [INTENTIONALLY OMITTED]

                                    EXHIBIT D

                             CLEANING SPECIFICATIONS

A.    GENERAL (Five Nights Per Week)

      1. All ceramic, tile and other unwaxed flooring to be swept nightly and washed as necessary.

      2.    All carpeting, rugs and upholstered furniture to be vacuumed.

      3. Desk tops, free of loose material, to be dusted and cleaned. All window sills to be washed when necessary.

      4.    All ash trays to be emptied and damp-wiped clean.

      5. All waste receptacles to be emptied and refuse removed to a designated area of the Building.

      6. Interiors of all waste disposal cans and baskets will be kept clean by inserting a plastic liner in each. Wash disposal units and replace liners upon request.

      7.    All water coolers to be washed.

      8.    All stairways to be swept and dusted.

      9.    The elevators to be swept, wiped and waxed weekly.

B.    LAVATORIES (Five Nights Per Week)

      1.    All lavatory rooms to be swept and washed nightly with disinfectant.

      2. All mirrors, shelves, bright work and enameled surfaces in lavatories to be washed.

      3.    All basins, bowls and urinals to be washed with disinfectant.

      4.    All toilet seats to be washed and disinfected.

      5. All partitions, tile walls, dispensers and receptacles to be washed when necessary.

      6. Landlord to furnish paper towels, toilet tissue and hand soap. Units should be checked and replenished daily.

      7.    All paper towel receptacles to be emptied.

C.    LOBBY

      1.    Floors of entrance lobby to be swept and washed as necessary.

      2.    Lobby wall surfaces to be cleaned as often as necessary.

                                    EXHIBIT E

                              RULES AND REGULATIONS

      1. Tenant shall not (a) obstruct or permit its employees, agents, servants, invitees or licensees to obstruct, in any way, the sidewalks, entry passages, corridors, halls, stairways or elevators of the Building, or use the same in any way other than as a means of passage to and from the offices of Tenant; (b) bring in, store, test or use any materials in the Building which could cause a fire or an explosion or produce any fumes or vapor; (c) make or permit any improper noises in the Building; (d) smoke in any elevator; throw substances of any kind out of windows or doors, or down the passages of the Building, or in the halls or passageways, sit on or place anything upon the window sills; or (e) clean the windows.

      2. Waterclosets and urinals shall not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, ashes, newspaper or any other substances of any kind shall be thrown into them. Waste and excessive or unusual use of electricity or water is prohibited.

      3. The windows, doors, partitions and lights that reflect or admit light into the halls or other places of the Building shall not be obstructed. NO SIGNS, ADVERTISEMENTS OR NOTICES SHALL BE INSCRIBED, PAINTED, AFFIXED OR DISPLAYED IN, ON, UPON OR BEHIND ANY WINDOWS.

      4. No contract of any kind with any supplier of towels, water, ice, toilet articles, waxing, rug shampooing, Venetian blind washing, furniture polishing, lamp servicing, cleaning of electrical fixtures, removal of waste paper, rubbish or garbage, or other like service shall be entered into by Tenant, nor shall any vending machine of any kind be installed in the Building without the prior written consent of Landlord.

      5. When electric wiring of any kind is introduced, it must be connected as directed by Landlord, and no stringing or cutting of wires will be allowed, except with the prior written consent of Landlord, and shall be done only by contractors approved by Landlord. The number and location of telephones, telegraph instruments, electric appliances, call boxes, etc., shall be approved by Landlord. No tenant shall lay floor covering so that the same shall be in direct contact with the floor of the Demised Premises; and if floor covering is desired to be used, an interlining of builder's deadening felt shall be first affixed to the floor by a paste or other material, the use of cement or other similar adhesive material being expressly prohibited.

      6. Landlord shall have the right to prescribe the weight, size and position of all safes and other bulky or heavy equipment and all freight brought into the Building by any tenant; and the time of moving the same in and out of the Building. All such moving shall be done under the supervision of Landlord. Landlord will not be responsible for loss or damage to any such equipment or freight from any cause; but all damage done to the Building by moving or maintaining any such equipment or freight shall be repaired at the expense of Tenant. All safes shall stand on a base of such size as shall be designated by Landlord. Landlord reserves the right to inspect all freight to be brought into the Building and to exclude from the Building all freight which violates any of these Rules and Regulations of the Lease of which these Rules and Regulations are a part.

      7. No machinery of any kind or articles of unusual weight or size will be allowed in the Building, without the prior written consent of Landlord. Business machines and mechanical equipment shall be placed and maintained by Tenant at Tenant's expense, in settings sufficient, in Landlord's judgment, to absorb and prevent vibration, noise and annoyance to other tenants.

      8. No additional lock or locks shall be placed by Tenant on any door in the Building, without the prior written consent of Landlord. Two keys will initially be furnished to Tenant by Landlord; two additional keys will be supplied to Tenant by Landlord, upon request, without charge; any additional keys requested by Tenant shall be paid for by Tenant. Tenant, its agents and employees, shall not have any duplicate key made and shall not change any lock. All keys to doors and washrooms shall be returned to Landlord on or before the Termination Date, and, in the event of a loss of any keys furnished, Tenant shall pay Landlord the cost thereof.

      9. Tenant shall not employ any person or persons for the purpose of cleaning the Demised Premises, without the prior written consent of Landlord, which shall not be unreasonably withheld or delayed. Landlord shall not be responsible to Tenant for any loss of property from the Demised Premises however occurring, or for any damage done to the effects of Tenant by janitors or any of its employees, or by any other person or any other cause.

      10. No bicycles, vehicles (except wheelchairs) or animals of any kind shall be brought into or kept in or about the Demised Premises.

      11. The requirements of Tenant will be attended to only upon application at the office of Landlord. Employees of Landlord shall not perform any work for Tenant or do anything outside of their regular duties, unless under special instructions from Landlord.

      12. The Demised Premises shall not be used for lodging or sleeping purposes, and cooking therein is prohibited.

      13. Tenant shall not conduct, or permit any other person to conduct, any auction upon the Demised Premises; manufacture or store goods, wares or merchandise upon the Demised Premises, without the prior written approval of Landlord, except the storage of usual supplies and inventory to be used by Tenant in the conduct of its business, permit the Demised Premises to be used for gambling; make any unusual noises in the Building; permit to be played any musical instrument in the Demised Premises; permit to be played any radio, television, recorded or wired music in such a loud manner as to disturb or annoy other tenants; or permit any unusual odors to be produced upon the Demised Premises.

      14. Tenant will be entitled to access to the Building by master key during non-business or overtime hours; it shall be Tenant's responsibility to secure the Demised Premises at the non-business hours when Tenant enters or leaves the Building.

      15. No awnings or other projections shall be attached to the outside walls of the Building. No curtains, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Demised Premises, without the prior written consent of Landlord. All blinds must be of a quality, type, design, and color, and attached in a manner approved by Landlord.

      16. Canvassing, soliciting and peddling in the Building are prohibited, and Tenant shall cooperate to prevent the same.

      17. There shall not be used in the Demised Premises or in the Building either by Tenant or by others in the delivery or receipt of merchandise, supplies or equipment, any hand trucks except those equipped with rubber tires and side guards. No hand trucks will be allowed in passenger elevators.

      18. Each tenant, before closing and leaving the Demised Premises, shall ensure that all windows are closed and all entrance doors locked.

      19. Landlord shall have the right to prohibit any advertising by Tenant which in Landlord's opinion tends to impair the reputation of the Building or its desirability for offices, and upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising.

      20. Landlord hereby reserves to itself any and all rights not granted to Tenant hereunder, including, but not limited to, the following rights which are reserved for Landlord's purposes in operating the Building: (a) the exclusive right to the use of the name of the Building for all purposes, for himself or anyone he might designate, except that Tenant may use the name as its business address and for no other purpose; (b) the right to change the name or address of the Building, without incurring any liability to Tenant for so doing; (c) the right to install and maintain a sign or signs on the exterior of the Building;
(d) the exclusive right to use or dispose of the use of the roof of the Building; (e) the right to limit the space on the directory of the Building allotted to Tenant; (f) the right to grant to anyone the right to conduct any particular business or undertaking in the Building.

      21. Tenant shall list all articles to be taken from the Building (other than those taken out in the usual course of business of Tenant) on Tenant's letterhead, or a blank which will be furnished by Landlord. Such list shall be presented at the office of the Building for approval before such articles are taken from the Building.

      22. Tenant shall have the non-exclusive right to use in common with Landlord and other tenants of the Building and their employees and invitees the unassigned parking areas provided by Landlord for the parking of passenger automobiles. Landlord may issue parking permits, install a gate system, and impose any other system as Landlord deems necessary for the use of the parking area. Tenant agrees that it and its employees and invitees shall not park their automobiles in parking spaces allocated to others by Landlord and shall comply with such rules and regulations for use of the parking area as Landlord may from time to time prescribe. Landlord shall not be responsible for any damage to or theft of any vehicle in the parking area and shall not be required to keep parking spaces clear of unauthorized vehicles or to otherwise supervise the use of the parking area. Landlord reserves the right to change any existing or future parking area, roads or driveways, and may make any repairs or alterations it deems necessary to the parking area, roads and driveways and to temporarily revoke or modify the parking rights granted to Tenant hereunder. The persistent or frequent use of more than the permitted parking spaces set forth in the Lease by Tenant, its employees and invitees, which continues after written notice from Landlord shall be deemed a default by Tenant under the terms of the Lease and shall also subject Tenant to a revocation by Landlord of Tenant's right to use any parking spaces.

      23. Tenant shall not use the Demised Premises or permit the Demised Premises to be used for the sale of food or beverages.

      24. Tenant, its employees and agents, hereby agree to abide by reasonable rules and regulations of which Tenant shall be notified in writing pertaining to the use of the Building as may be hereafter promulgated from time to time by Landlord. Such rules and regulations shall be uniform with respect to all tenants similarly situated and Landlord agrees that such rules and regulations shall be uniformly enforced.

                                    EXHIBIT F

                                  PARKING PLAN

                                 [PARKING PLAN]